Exhibit 3.1

EXHIBIT 3.1

CERTIFICATE

OF

AMENDED ARTICLES OF INCORPORATION

OF

THE GOODYEAR TIRE & RUBBER COMPANY

E.J. Thomas, President, and Arden E. Firestone, Secretary, of The Goodyear Tire & Rubber Company, an Ohio corporation, with its principal office located at Akron, Ohio, do hereby certify that a meeting of the holders of the shares of Common Stock of said corporation (being the only class of shares outstanding) entitled to vote on the proposal to adopt the Amended Articles of Incorporation as contained in the following resolution was duly called and held on the 20th day of December, 1954, at which meeting a quorum of such shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitled under the Articles to exercise at least two-thirds of the voting power of the corporation on such proposal (the Articles not requiring a greater proportion of such voting power) the following resolution was adopted:

RESOLVED, That The Goodyear Tire & Rubber Company hereby adopts the following Amended Articles of Incorporation and that the President or a Vice President and the Secretary or an Assistant Secretary of this Corporation are hereby authorized and directed, on behalf of this Corporation, to sign and file in the Office of the Secretary of State of the State of Ohio, so as to make such Amended Articles of Incorporation become effective, a certificate containing a copy of the resolution adopting such Amended Articles of Incorporation and a statement of the manner of the adoption thereof:

AMENDED ARTICLES OF INCORPORATION

OF

THE GOODYEAR TIRE & RUBBER COMPANY

The Goodyear Tire & Rubber Company, a Corporation for profit heretofore organized under the General Incorporation Laws of the State of Ohio, adopts these Amended Articles of Incorporation:

FIRST: The name of said Corporation shall be The Goodyear Tire & Rubber Company.

SECOND: Said Corporation is to be located at Akron in Summit County, Ohio, and its principal business there transacted.

THIRD: Said Corporation is formed for the following purposes:

(a) To produce, manufacture, purchase, import, or otherwise acquire, to own, process, operate, develop and use, to sell, lease, exchange, export or otherwise dispose of or turn to account, and to generally deal in, and to render any service in respect of: rubber, both natural and synthetic, compounds thereof, substitutes therefor, substances having properties or uses similar thereto, and articles produced in whole or in part therefrom, including without limitation tires and tubes of all types and kinds, belts, and mechanical goods, cotton, rayon and other fibrous materials and articles of which cotton, rayon or other fibrous materials are a component part, metals, rims and automotive parts and accessories, guns, ammunition and other articles useful in the national defense, aircraft and parts and accessories therefor, and, in general, goods, commodities, and articles of personal property of whatever nature, and to carry on and conduct the general business of manufacturing and merchandising.

(b) To establish, maintain, and operate chemical, physical, and other laboratories and to carry on chemical, physical, and industrial research of every kind and character as may be necessary, useful or convenient in connection with any business of the Corporation, and to produce, manufacture, construct, import, purchase or otherwise acquire, to own, process, develop and use, to sell, lease, exchange, export or otherwise dispose of or turn to account and generally to deal in and with articles of substances invented or developed thereby.

(c) To manufacture, construct, mine, produce, import, purchase, lease or otherwise acquire, hold, own, use, process, maintain, operate, export, mortgage, sell, convey, assign and otherwise dispose of, distribute, deal in and turn to account machinery, apparatus, tools, implements, equipment, materials, supplies, and other personal property of every kind and character which can or may be advantageously used, consumed or dealt in by the Corporation in connection with any business it is authorized to conduct; and, in general, to buy, sell, produce, manufacture, process, use, export, import, trade in, deal with and turn to account goods, wares, and merchandise of every class and description.

(d) To purchase, lease or otherwise acquire, own, hold, use, maintain, operate, cultivate, develop, sell, lease, convey, exchange or otherwise dispose of real estate, leaseholds, and other interests in real estate, and to construct, equip, occupy, improve, use, operate, sell, lease, exchange or otherwise dispose of buildings, factories, hangars, mills, workshops, machineshops, laboratories, storehouses, offices, residences, stores, hotels, facilities, and structures of all kinds, necessary, useful or convenient in connection with any of the businesses or operations of the Corporation.

(e) To secure, register, purchase, lease, license, or otherwise to acquire, and to hold, own, use, operate, develop, improve, introduce, grant licenses in respect of, sell, assign, and otherwise dispose of and turn to account, letters patent of the United States or any foreign country, patent rights, licenses, privileges, inventions, devices, improvements, formulas, concessions, processes, secret or otherwise, copyrights, trademarks, trade names and rights analogous thereto granted by, recognized or otherwise existing under the laws of the United States or any foreign country.

(f) To borrow money or otherwise use its credit for its corporate purposes, to issue bonds, debentures, notes and other obligations, secured or unsecured, from time to time, for moneys borrowed or for property acquired, or for any other of the purposes of the Corporation, and to secure the same by mortgage, deed of trust, pledge, or other lien upon any or all of the properties, rights, privileges or franchises of the Corporation.

(g) To purchase, by subscription or otherwise, or acquire in any manner, and to sell, negotiate, guarantee, assign, deal in, exchange, transfer, pledge or otherwise dispose of, shares of the capital stock, scrip, bonds, coupons, mortgages, debentures, debenture stock, acceptances, drafts, securities, and any other evidences of indebtedness of, or interest in, other corporations, joint stock companies or associations, whether public, private or municipal, or of any corporate body, domestic or foreign, and while the owner thereof, to

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possess and exercise in respect thereof all the rights, powers, and privileges of ownership, including but not limited to the right to vote thereon.

(h) To aid, in any manner whatsoever, any corporation, association, copartnership or individual in whose business the Corporation may be in any way interested or any of whose properties, including shares of capital stock, bonds or other obligations or securities, are held by the Corporation or in which it is in any way interested, and to do any acts or things which are or which may appear necessary, useful, convenient or appropriate for the preservation, protection, improvement or enhancement of the value of any such business or property, or for the promotion of any interests of the Corporation.

(i) To lend money or credit, with or without security, and to guarantee and become surety for payment of money and the performance of contracts or obligations of any and all kinds, provided it shall not carry on the business of an indemnity or a surety company.

(j) To purchase or otherwise acquire the whole or any part of the property, assets, business, good will, and rights, and to undertake or assume the whole or any part of the bonds, mortgages, franchises, leases, contracts, indebtedness, guarantees, liabilities, and obligations of any person, firm or corporation, and to pay therefor in whole or in part with shares of its own capital stock, cash, bonds, debentures, notes or other obligations, or evidences of indebtedness of the Corporation or otherwise; and to hold in any manner dispose of any part or all of the property, assets, business, good will, and right so acquired, and to conduct in any lawful manner the whole or any part of the business so acquired, and to exercise all the powers necessary or convenient in and about the management and conduct of such business.

(k) In general, to carry on any lawful business whatsoever in connection with or incidental to the foregoing, or which has for its object the promotion, directly or indirectly, of the general interests of the Corporation, or the protection, improvement, preservation or enhancement of the value of its properties and rights, and to do whatever it may deem necessary, convenient or proper for the accomplishment of any one or more of the purposes of the Corporation, and, to the same extent and as fully as any natural person might lawfully or could do, to do all and every lawful act and thing, and to enter into and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government, or subdivision thereof, without limitation as to amount, necessary, suitable or convenient for the accomplishment of any of the purposes of the Corporation or incident to any of the powers hereinbefore enumerated, the enumeration of specific powers not being a limitation or restriction in any manner of the general powers of the Corporation.

(l) to do all or any of such acts and things and exercise any of such acts in any state of the United States, in any district, territory, colony, protectorate or possession thereof, and in any and all foreign countries, and to maintain such offices, branches, plants, properties, plantations, mines, and establishments in any or all thereof that may be deemed advisable by the Corporation.

FOURTH: The number of shares which the Corporation is authorized to have outstanding is 15,000,000, all of which shall be Common Stock with a par value of $5 each (being the shares heretofore authorized as shares with a par value of $10 each) having the terms and provisions set forth in these Amended Articles of Incorporation. Each holder of record of Common Stock shall be entitled to one vote for each share of said Common Stock standing in his name on the books of the Corporation.

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No holder of Common Stock, present, past, or future, shall be entitled as such as a matter of right to subscribe for or purchase any part of not exceeding 500,000 shares of such Common Stock which may, subsequent to October 31, 1954 be allotted and sold to employees of the Corporation or any of its subsidiaries, pursuant to such plan or plans for such allotment and sale as the Board of Directors has determined or may from time to time determine, whether any such shares of Common Stock shall be issued for cash, property, services or otherwise.

FIFTH: The total stated capital of the Corporation at the time of adopting these Amended Articles of Incorporation is $45,532,000.00.

SIXTH: These Amended Articles of Incorporation supersede and take the place of the heretofore existing Amended Articles of Incorporation, adopted March 31, 1952, and filed in the Office of the Secretary of the State of Ohio on April 3, 1952, including all Certificates of Amendment to Amended Articles of Incorporation subsequently filed in the Office of the Secretary of the State of Ohio.

IN WITNESS WHEREOF, said E. J. Thomas, President, and Arden E. Firestone, Secretary, of The Goodyear Tire & Rubber Company, acting for and on behalf of said corporation, have hereunto subscribed their names and caused the seal of said corporation to be hereunto affixed this 20th day of December, 1954.

By E. J. THOMAS
President

(CORPORATE SEAL)		By ARDEN E. FIRESTONE
Secretary
UNITED STATES OF AMERICA	)
STATE OF OHIO	)

OFFICE OF THE SECRETARY OF STATE)

I, , Secretary of State of the State of Ohio, do hereby certify that the foregoing is an exemplified copy, carefully compared by me with the original record now in my official custody as Secretary of State, and found to be true and correct, of the

CERTIFICATE

OF

AMENDED ARTICLES OF INCORPORATION

OF

THE GOODYEAR TIRE & RUBBER COMPANY

filed in this office on the 30th day of December A.D. 1954 and recorded in Volume 696, Page 255, of the Records of Incorporations.

WITNESS my hand and official seal, at Columbus, Ohio, this day of A.D.

Secretary of State

EXHIBIT 3.1 Continued

CERTIFICATE OF AMENDMENT

TO

AMENDED ARTICLES OF INCORPORATION

OF

THE GOODYEAR TIRE & RUBBER COMPANY

Hoyt M. Wells, President, and James Boyazis, Secretary, of The Goodyear Tire & Rubber Company, an Ohio corporation, with its principal office located at Akron, Summit County, Ohio, do hereby certify that a meeting of the holders of the shares of Common Stock of said corporation (being the only class of shares outstanding) entitling them to vote on the proposal to amend the Amended Articles of Incorporation thereof, as contained in the following resolution, was duly called and held on the 5th day of April, 1993, at which meeting a quorum of such shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitled under the Amended Articles of Incorporation to exercise at least two-thirds of the voting power of the corporation on such proposal (the Amended Articles of Incorporation not requiring a greater proportion of such voting power) the following resolution was adopted:

RESOLVED, that The Goodyear Tire & Rubber Company hereby adopts the following amendment to its Amended Articles of Incorporation and that the President or a Vice President and the Secretary or an Assistant Secretary of The Goodyear Tire & Rubber Company are hereby authorized and directed to sign and file in the office of the Secretary of State of the State of Ohio a certificate containing a copy of the resolution adopting the amendment and a statement of the manner of its adoption:

The Amended Articles of Incorporation are hereby amended by striking out in its entirety Article FOURTH and substituting in lieu thereof the following:

FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is 350,000,000, consisting of 300,000,000 shares of Common Stock without par value (hereinafter referred to as “Common Stock”) and 50,000,000 shares of Preferred Stock without par value (hereinafter referred to as “Preferred Stock”).

The express terms of the shares of each class are as follows:

PART A

EXPRESS TERMS OF THE COMMON STOCK

Section 1. General.

The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of common Stock. Each holder of record of Common Stock shall be entitled to one vote for each share of said Common Stock standing in his or her name on the books of the Corporation upon all matters presented to the shareholders.

Section 2. Preemptive Rights.

No holder of Common Stock, present, past or future, shall be entitled to such as a matter of right to subscribe for or purchase any part of any new or additional issue of stock or of securities of the Corporation convertible into stock of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

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Section 3. Purchase of Shares by Corporation

The Corporation is authorized to purchase shares of Common Stock at such times, in such manner, for such reasons and on such terms and conditions as shall be deemed appropriate by the Board of Directors.

PART B

EXPRESS TERMS OF THE PREFERRED STOCK

Section 1. Series.

The Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and the express terms thereof shall be identical, except in respect of the terms that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. Subject to the provisions of Sections 2 through 8, inclusive, of this Part B, which shall apply to all Preferred Stock, the Board of Directors is hereby authorized to cause shares of Preferred Stock to be issued in one or more series and with respect to each such series to determine and fix:

(a)	The designation of the series, which may be by distinguishing number, letter or title.

(b) The authorized number of shares constituting the series, which number the Board of Directors may, except to the extent otherwise provided in the creation of the series, from time to time increase or decrease, but not below the number of shares thereof then outstanding.

(c)	The rate at which dividends shall be payable on shares of such series.

(d) The dates on which dividends, if declared, shall be payable on shares of such series and the dates from which dividends shall be cumulative.

(e)	The redemption rights and price or prices, if any, for shares of the series.

(f) The amount, terms, conditions and manner of operation of any retirement or sinking fund to be provided for the purchase or redemption of shares of the series.

(g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(h) Whether the shares of the series shall be convertible into shares of any other class or series, and, if so, the specification of such other class or series, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

(i) The conditions or restrictions, if any, upon the issue of any additional shares of the same series or of any other class or series.

The Board of Directors is authorized to adopt from time to time amendments to the Amended Articles of Incorporation fixing, with respect to each series, the matters described in clauses (a) to (i), inclusive, of this Section 1.

Section 1-A. Series A $10.00 Preferred Stock, Without Par Value.

A series of Preferred Stock is hereby created having the following terms:

1. Designation. The shares of such series are designated as: “Series A $10.00 Preferred Stock, without par value.”

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2. Authorized Number of Shares - Fractional Shares. The authorized number of shares constituting the Series A $10.00 Preferred Stock is 3,000,000. Series A $10.00 Preferred Stock may be issued in fractions of a shares which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A $10.00 Preferred Stock.

3. Dividends and Distributions. (A) Subject to any prior to superior rights of the holders of any series of Preferred Stock ranking prior and superior to the shares of Series A $10.00 Preferred Stock with respect to dividends that may be authorized by the Amended Articles of Incorporation, the holders of shares of Series A $10.00 Preferred Stock shall be entitled prior to the payment of any dividends on shares ranking junior to the Series A $10.00 Preferred Stock to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A $10.00 Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provisions for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A $10.00 Preferred Stock. In the event the Corporation shall at any time after July 28, 1986 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A $10.00 Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A $10.00 Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Payment Date, a dividend of $10.00 per share on the Series A $10.00 Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A $10.00 Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A $10.00 Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A $10.00 Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.

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(D) Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A $10.00 Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A $10.00 Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

(E) Dividends in full shall not be declared or paid or set apart for payment on the Series A $10.00 Preferred Stock for a dividend period termination on a Quarterly Dividend Payment Date unless dividends in full have been declared or paid or set apart for payment on the Preferred Stock of all series (other than series with respect to which dividends are not cumulative from a date prior to such dividend date) for the respective dividend periods terminating on such dividend date. When the dividends are not paid in full on all series of the Preferred Stock, the shares of all series shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full.

4. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A $10.00 Preferred Stock unless, prior thereto, the holders of shares of Series A $10.00 Preferred Stock shall have received $10.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A $10.00 Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) is hereinafter referred to as the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A $10.00 Preferred Stock and Common Stock, respectively, holders of Series A $10.00 Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A $10.00 Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock there were

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outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

5. Conversion on Merger, Consolidation, etc. In case the Corporation shall enter into any merger, consolidation, combination or other transaction in which the shares of Common Stock are exchanged or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A $10.00 Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A $10.00 Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

6. Redemption. The outstanding shares of Series A $10.0 Referred Stock shall not be redeemable.

7. Condition to Issuance of any other Series. The Articles of Incorporation of the Corporation shall not be further amended to provide for the issuance of any other series of Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A $10.00 Preferred Stock, voting separately as one voting group.

Section 2. Dividends.

(a) The holders of Preferred Stock of each series, in preference of the holders of shares of Common Stock and of any other class of shares ranking junior to the Preferred Stock, shall be entitled to receive out of any funds legally available and when and as declared by the Board of Directors dividends in cash at the rate for such series fixed in accordance with the provisions of Section 1 of this Part B and no more, payable on the dividend payment dates fixed for such series. Such dividends shall be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividend may be paid upon or declared or set apart for any series of the Preferred Stock at any time unless at the same time a like proportionate dividend for the dividend periods terminating on the same date or any earlier date, ratably in proportion to the respective annual dividend rates, shall have been paid upon or declared or funds therefor set apart for all shares of Preferred Stock of all series then issued and outstanding and entitled to receive such dividend.

(b) So long as any Preferred Stock shall be outstanding, no dividend, except a dividend payable in Common Stock or other shares ranking junior to the Preferred Stock, shall be paid or declared or any distribution be made except as aforesaid on the Common Stock or any other shares ranking junior to the Preferred Stock, nor shall any shares of Common Stock or any other shares ranking junior to the Preferred Stock be purchased, retired or otherwise acquired by the Corporation (except out of the proceeds of the sale of Common Stock or other shares ranking junior to the Preferred Stock received by the Corporation on or subsequent to the date on which shares of Preferred Stock are first issued), unless (i) all accrued and unpaid dividends upon all Preferred Stock then outstanding payable on all dividend payment dates occurring on or prior to the date of such

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action shall have been declared and paid or funds sufficient therefor, set apart, and (ii) at the date of such action there shall be no arrearages with respect to the redemption of Preferred Stock of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Part B.

Section 3. Redemption

(a) Subject to the express terms of each series, the Corporation may from time to time redeem all or any part of the Preferred Stock of any series at the time outstanding (i) at the option of the Board of Directors at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Part B or (ii) in fulfillment of the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price fixed in accordance with the provisions of Section 1 of this Part B, together in each case with (1) all then unpaid dividends upon such shares payable on all dividend payment dates for such series occurring on or prior to the redemption date, plus (2) if the redemption date is not a dividend payment date for such series, a proportionate dividend, based on the number of elapsed days, for such series, for the period from the day following the most recent such dividend payment date through the redemption date.

(b) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the Preferred Stock to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption. At any time after notice has been given as above provided and before the date of redemption specified in such notice the Corporation may deposit the aggregate redemption price of the shares of Preferred Stock to be redeemed, together with an amount equal to the aggregate amount of dividends payable upon such redemption, with any bank or trust company in New York, New York, having capital and surplus of more than $100,000,000, named in such notice, and direct that such deposited amount be paid to the respective holders of the shares of Preferred Stock so to be redeemed upon surrender of the stock certificate or certificates held by such holders. After the mailing of such notice and the making of such deposit of money, such holders shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation with respect to such shares, except only the right to receive such money from such bank or trust company without interest or to exercise, before the redemption date, any unexpired privileges of conversion.

(c) In the event less than all of the outstanding shares of any series of Preferred Stock are to be redeemed, the Corporation shall select pro rata or by lot the shares so to be redeemed in such manner as shall be prescribed by the Board of Directors.

(d) If the holders of shares of Preferred Stock which shall have been called for redemption shall not, without six years after such deposit, claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

(e) Any shares of Preferred Stock (i) redeemed by the Corporation pursuant to the provisions of this Section 3, (ii) purchased and delivered in satisfaction of any sinking fund requirements provided for shares of any series of Preferred Stock, (iii) converted in accordance with the express terms of any such series, or (iv) otherwise acquired by the Corporation, shall resume the status of authorized and unissued shares of Preferred Stock without serial designation.

Section 4. Liquidation.

(a) The holders of Preferred Stock of any series shall,in cash of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, be

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entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of shares of Common Stock or any other shares ranking junior to the Preferred Stock, the amounts fixed with respect to shares of such series in accordance with Section 1 of this Part B, plus an amount equal to (i) all then unpaid dividends upon such shares payable on all dividend payment dates for such series occurring on or prior to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up, plus (ii) if such date is not a dividend payment date for such series, a proportionate dividend, based on the number of elapsed days, for the period from the day following the most recent such dividend payment date through such date of payment of the amount due pursuant to such liquidation, dissolution or winding up. In case the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Preferred Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding shares of Preferred Stock in proportion to the full preferential amount to which each such share is entitled.

After payment to holders of Preferred Stock of the full preferential amounts as aforesaid, holders of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(b) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Corporation shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this Section 4.

Section 5. Voting.

(a) The holders of Preferred Stock shall not be entitled to vote upon matters presented to the shareholders, except as provided in this Section 5 or as required by law.

(b) Whenever, and so long as, the Corporation shall be in default of the payment of the equivalent of six full quarterly dividends (whether or not consecutive) on any series of Preferred Stock at the time outstanding, whether or not earned or declared, the holders of Preferred Stock of all series, voting separately as a class without regard to series, shall be entitled to elect, as herein provided, two members of the Board of Directors of the Corporation; provided, however, that the holders of shares of Preferred Stock shall not have or exercise such special class voting rights except at meetings of such shareholders for the election of directors at which the holders of not less than a majority of the outstanding shares of Preferred Stock of all series then outstanding are present in person or by proxy; and provided further that the special class voting rights provided for in this paragraph, when the same shall have become vested, shall remain so vested until all accrued and unpaid dividends on the Preferred Stock of all series then outstanding shall have been paid, whereupon the holders of Preferred Stock shall be divested of this special class voting rights in respect of subsequent elections of directors, subject to the revesting of such special class voting rights in the event of the occurrence of the default hereinabove specified in this Subsection (b). In the event of a default entitling the holders of Preferred Stock to elect two Directors as specified in this Subsection (b), a special meeting of such holders for the purpose of electing such directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least 10% of the shares of Preferred Stock of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be held within 120 days after the date of receipt of the foregoing written request from the holders of Preferred Stock. At any meeting at which the holders of Preferred Stock shall be entitled to elect Directors, the holders of a majority of the then outstanding shares of Preferred Stock of all series, present

7

in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of Preferred Stock are entitled to elect as hereinabove provided. Notwithstanding any provision of these Amended Articles of Incorporation or the Code of Regulations of the Corporation or any action taken by the holders of any class of shares fixing the number of Directors of the Corporation, the two Directors who may be elected by the holders of Preferred Stock pursuant to this Subsection (b) shall serve in addition to any other Directors then in office or proposed to be elected otherwise than pursuant to this Subsection (b). Nothing in this Subsection (b) shall present any change otherwise permitted in the total number of Directors of the Corporation or require the resignation of any Director elected otherwise than pursuant to this Subsection (b). Notwithstanding any classification of the other Directors of the Corporation, the two Directors elected by the holders of Preferred Stock shall be elected annually for terms expiring at the next succeeding annual meeting of shareholders.

(c) The affirmative vote or consent of the holders of at least two-thirds of the shares of Preferred Stock at the time outstanding, voting or consenting separately as a class, given in person or by proxy either in writing or at a meeting called for the purpose, shall be necessary to effect any one or more of the following (but so far as the holders of Preferred Stock are concerned, such action may be effected with such vote or consent):

(1) Any amendment, alteration or repeal of any of the provisions of the Amended Articles of Incorporation or of the Code of Regulations of the Corporation which adversely affects the preferences or voting or other rights of the holders of Preferred Stock; provided, however, that for the purpose of this Subsection (c) only, neither the Amendment of the Amended Articles of Incorporation so as to authorize, create or change the authorized or outstanding amount of Preferred Stock or of any shares of any class ranking on a parity with or junior to the Preferred Stock nor the amendment of the provisions of the Code of Regulations so as to change the number of directors of the Corporation shall be deemed to affect adversely the preferences or voting or other rights of the holders of Preferred Stock; and provided further, that if such amendment, alteration or repeal affects adversely the preferences or voting or other rights of one or more but not all series of Preferred Stock at the time outstanding, only the affirmative vote or consent of the holders of at least two-thirds of the number of the shares at the time outstanding of the series so affected shall be required;

(2) The purchase or redemption (for sinking fund purposes or otherwise) of less than all of the Preferred Stock then outstanding expect in accordance with a stock purchase offer made to all holders of record of Preferred Stock, unless all dividends on all Preferred Stock then outstanding for all previous dividend periods shall have been declared and paid for funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with; or

(3) The authorization, creation or the increase in the authorized amount of any shares of any class or any security convertible into shares of any class, in either case ranking prior to the Preferred Stock.

(d) The affirmative vote or consent of the holders of at least a majority of the shares of Preferred Stock at the time outstanding, voting or consenting separately as a class, given in person or by proxy either in writing or at a meeting called for the purpose, shall be necessary to effect any one or more of the following (but so far as the holders of Preferred Stock are concerned, such action may be effected with such vote or consent):

(1) The sale, lease or conveyance by the Corporation of all or substantially all of its property or business;

8

(2) The consolidation of the Corporation with or its merger into any other corporation, unless the corporation resulting from such consolidation or surviving such merger will not have after such consolidation or merger any class of shares either authorized or outstanding ranking prior to or on a parity with the Preferred Stock except the same number of shares ranking prior to or on a parity with the Preferred Stock and having the same rights and preferences as the shares of the Corporation authorized and outstanding immediately preceding such consolidation or merger (and each holder of Preferred Stock immediately preceding such consolidation or merger shall receive the same number of shares with the same rights and preferences of the resulting or surviving corporation); or

(3) The authorization of any shares ranking on a parity with the Preferred Stock or an increase in the authorized number of shares of Preferred Stock.

(e) Neither the vote, consent nor any adjustment of the voting rights of holders of shares of Preferred Stock shall be required for an increase in the number of shares of Common Stock authorized or issued or for stock splits of the Common Stock or for stock dividends on any class of stock payable solely in Common Stock; and none of the foregoing action shall be deemed to affect adversely the preferences or voting or other rights of Preferred stock within the meaning and for the purpose of this Part B.

Section 6. Convertible Series.

If and to the extent that there are created series of Preferred Stock which are convertible (hereinafter referred to as “convertible series”) into shares of Common Stock or into shares of any other class or series of the Corporation (hereinafter collectively called “conversion shares”), the following terms and provisions shall be applicable to all convertible series, except as may be otherwise expressly provided in the terms of any such series.

(a) The holder of each share of a convertible series may exercise the conversion privilege in respect thereof by delivering to any transfer agent for the respective series the certificate for the share to be converted and written notice that the holder elects to convert such share. Conversion shall be deemed to have been effected immediately prior to the close of business on the date when such delivery is made, and such date is referred to in this Section as the “conversion date”. On the conversion date or as promptly thereafter as practicable, the Corporation shall deliver to the holder of the stock surrendered for conversion, or as otherwise directed by him in writing, a certificate for the number of full conversion shares deliverable upon the conversion of such stock and a check or cash in respect of any fraction of a share as provided in subsection (b) of this Section 6. The person in whose name the stock certificate is to be registered shall be deemed to have become a holder of the conversion shares of record on the conversion date. No adjustment shall be made for any dividends on shares of stock surrendered for conversion or for dividends on the conversion shares delivered on conversion.

(b) The Corporation shall not be required to deliver fractional shares upon conversion of shares of a convertible series. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full conversion shares deliverable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If any fractional interest in a conversion share would otherwise be deliverable upon the conversion, the Corporation shall in lieu of delivering a fractional share therefor make an adjustment therefor in cash at the current market value thereof, computed (to the nearest cent) on the basis of the closing price of the conversion share on the last business day before the conversion date.

For the purpose of this Section, the “closing price of the conversion share” on any business day shall be the last reported sales price regular way per share on such day, or, in

9

case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if the conversion shares are not then listed or admitted to trading on such Exchange, on the principal national securities exchange on which the conversion shares are listed or admitted to trading as determined by the Board of Directors, or if not so listed or admitted, the mean between the average bid and asked prices per conversion shares in the over-the-counter market as furnished by any member of the National Association of Securities Dealers or other nationally recognized organization of securities dealers selected from time to time by the Board of Directors for that purpose; and “business day” shall be each day on which the New York Stock Exchange or other national securities exchange or over-the-counter market used for the purposes of the above calculation is open for trading.

(c) Upon conversion of shares of any convertible series, the stated capital of the conversion shares delivered upon such conversion shall be the aggregate par value of the shares so delivered having par value, or, in the case of shares without par value, shall be an amount equal to the stated capital represented by each such share outstanding at the time of such conversion multiplied by the number of such shares delivered upon such conversion. The stated capital of the Corporation shall be correspondingly increased or reduced to reflect the difference between the stated capital of the shares of the convertible series so converted and the stated capital of the shares delivered upon such conversion.

(d) In the event of any reclassification or change of outstanding conversion shares (except a split or combination, or a change in par value, or a change from par value to no par value, or a change from no par value to par value), provision shall be made as part of the terms of such reclassification or change that the holder of each share of each convertible series then outstanding shall have the right to receive upon the conversion of such share, at the conversion rate or price which otherwise would be in effect at the time of conversion, with substantially the same protection against dilution as is provided in the terms of such convertible series, the same kind and amount of stock and other securities and property as he would have owned or have been entitled to receive upon the happening of any of the events described above had such share been converted immediately prior to the happening of the event.

(e) In the event the Corporation shall be consolidated with or shall merge into any other corporation, provision shall be made as a part of the terms of such consolidation or merger whereby the holder of each share of each convertible series outstanding immediately prior to such event shall thereafter be entitled to such rights with respect to securities of the Corporation resulting from such consolidation or merger so that rights of such holders as specified in the terms of such convertible series shall not be substantially prejudiced; provided, however, that the provisions of this Subsection (e) shall be inapplicable if such consolidation or merger shall be approved by the holders of two-thirds of the outstanding shares of such convertible series of Preferred Stock.

(f) The Corporation hereby reserves and shall at all times reserve and keep available free from preemptive rights, out of its authorized but unissued shares or treasury shares, for the purpose of delivery upon conversion of shares of each convertible series, such number of conversion shares as shall from time to time be sufficient to permit the conversion of all outstanding shares of all convertible series of Preferred Stock.

Section 7. Preemptive Rights - Purchase of Shares by Corporation.

(a) No holder of Preferred stock, present, past or future, shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional stock of any series or class or of securities of the Corporation convertible into stock of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

10

(b) The Corporation is authorized to purchase any shares of any series of Preferred Stock from time to time and at such times, in such manner, for such reasons and on such terms and conditions as shall be deemed appropriate by the Board of Directors.

Section 8. Definitions.

For the purpose of this Part B:

Whenever reference is made to shares “ranking prior to the Preferred Stock,” such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distribution in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the right of the holders of Preferred Stock; whenever reference is made to shares “on a parity with the Preferred Stock”, such reference shall mean and include all shares of the Corporation in respect of which the right of the holders thereof (i) are not given preference over the rights of the holders of Preferred Stock either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and (ii) either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or as to both, rank on an equality (except as to the amounts fixed therefor) with the rights of the holders of Preferred Stock; and whenever reference is made to shares “ranking junior to the Preferred Stock” such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof both as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are junior and subordinate to the rights of the holders of the Preferred Stock.

IN WITNESS WHEREOF, said Hoyt M. Wells, President, and James Boyazis, Secretary, of THE GOODYEAR TIRE & RUBBER COMPANY, acting for and on behalf of said corporation, have hereunto subscribed their names and caused the seal of said corporation to be hereunto affixed this 6th day of April, 1993.

By:	/s/ Hoyt M. Wells
Hoyt M. Wells, President

[SEAL]

By:	/s/ James Boyazis
James Boyazis, Secretary

11

EXHIBIT 3.1 Continued

CERTIFICATE OF AMENDMENT

TO

AMENDED ARTICLES OF INCORPORATION

OF

THE GOODYEAR TIRE & RUBBER COMPANY

Samir F. Gibara, President, and James Boyazis, Secretary, of The Goodyear Tire & Rubber Company, an Ohio corporation, with its principal office located at Akron, Summit County, Ohio, do hereby certify that, pursuant to the authority conferred upon the Board of Directors of said corporation by Section 1 of Part B of ARTICLE FOURTH of the Amended Articles of Incorporation of the said corporation and by the Ohio General Corporation Law, at a meeting of the Board of Directors of said corporation duly called and held on the 4th day of June, 1996, at which meeting a quorum of the Board of Directors was at all times present, the Board of Directors was without shareholder action, which shareholder action was not required, the following resolution:

RESOLVED, that The Goodyear Tire & Rubber Company hereby adopts the following amendment to its Amended Articles of Incorporation, as amended to date, and that the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary of the Company are hereby authorized and directed to sign and file in the office of the Secretary of State of the State of Ohio a certificate containing a copy of the resolution adopting the amendment and a statement of the manner of its adoption:

The Amended Articles of Incorporation of the Company are hereby amended to create a new series of Preferred Stock by adding a new Section 1-B to PART B of ARTICLE FOURTH as follows:

Section 1-B. Series B Preferred Stock, Without Par Value.

A series of Preferred Stock is hereby created having the following terms:

1. Designation. The shares of such series are designated as: “Series B Preferred Stock, without par value.”

2. Authorized Number of Shares - Fractional Shares. The authorized number of shares constituting the Series B Preferred Stock is 7,000,000. Series B Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.

3. Dividends and Distributions.

(A) Subject to any prior and superior rights of the holders of any series of Preferred Stock ranking prior and superior to the shares of Series B Preferred Stock with respect to dividends that may be authorized by the Amended Articles of Incorporation, the holders of shares of Series B Preferred Stock shall be entitled prior to the payment of any dividends on shares ranking junior to the Series B Preferred Stock to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater (a) $25.00 or (b) subject to the provisions for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall at any time after July 29, 1996 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $25.00 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.

(D) Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon,

2

which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

(E) Dividends in full shall not be declared or paid or set apart for payment on the Series B Preferred Stock for a dividend period terminating on the quarterly Dividend Payment Date unless dividends in full have been declared or paid or set apart for payment on the Preferred Stock of all series (other than series with respect to which dividends are not cumulative from a date prior to such dividend date) on such dividend date. When the dividends are not paid in full on all series of the Preferred Stock, the shares of all series shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full.

4. Liquidation, Dissolution or Winding Up (A) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received $25.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series B Liquidation Preference”). Following the payment of the full amount of the Series B Liquidation Preference, no additional distribution shall be made to the holders of shares of Series B Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series B Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) is hereinafter referred to as the “Adjustment Number”). Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B Preferred Stock and Common Stock respectively, holders of Series B Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series B Preferred Stock and Common Stock, on a per share basis, respectively.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series B Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of

3

Common Stock that were outstanding immediately prior to such event.

5. Conversion on Merger, Consolidation, etc. In case the Corporation shall enter into any merger, consolidation, combination or other transaction in which the shares of Common Stock are exchanged or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred Stock shall at the time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

6. Redemption. The outstanding shares of Series B Preferred Stock shall not be redeemable.

7. Condition to Issuance of any other Series. The Articles of Incorporation of the Corporation shall not be further amended to provide for the issuance of any other series of Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting separately as one voting group.

IN WITNESS WHEREOF, said Samir F. Gibara, President, and James Boyazis, Secretary, of The Goodyear Tire & Rubber Company, acting on behalf of said corporation, have hereunto subscribed their names and caused the seal of said corporation to be hereunto affixed this 4th day of June, 1996.

By:	/s/ Samir F. Gibara
Samir F. Gibara, President

By:	/s/ James Boyazis
James Boyazis, Secretary

[SEAL]

4

UNITED STATES OF AMERICA,

STATE OF OHIO,

OFFICE OF THE SECRETARY OF STATE

I, BOB TAFT, Secretary of State of the State of Ohio, do hereby certify that the foregoing is a true and correct copy, consisting of 4 pages, as taken from the original record now in my official custody as Secretary of State.

WITNESS my hand and official seal at Columbus, Ohio, this 30th day of July, A.D., 1996.

[SEAL OF THE SECRETARY OF STATE OF OHIO]

By:	/s/ Bob Taft

BOB TAFT Secretary of State
By:	/s/ A Henderson

NOTICE: THIS IS AN OFFICIAL CERTIFICATION ONLY WHEN REPRODUCED IN RED INK.

EXHIBIT 3.1 Continued

STATE OF OHIO

CERTIFICATE

OHIO SECRETARY OF STATE, J. KENNETH BLACKWELL

12127

It is hereby certified that the Secretary of State of Ohio has custody of the business records for THE GOODYEAR TIRE & RUBBER COMPANY and, that said business records show the filing and recording of:

Document(s) DOMESTIC/AMENDMENT TO ARTICLES	Document No(s): 200611400168

[seal] United States of America State of Ohio Office of the Secretary of State	Witness my had and the seal of the Secretary of State at Columbus, Ohio this 20th day of April, A.D. 2006.

/s/ J. Kenneth Blackwell
Ohio Secretary of State

(SEAL)	Prescribed by J. KENNETH BLACKWELL Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)	Expedite this Form: (Select One) Mail Form to one of the Following: ☒ Yes PO Box 1390 Columbus,OH 43216 *** Requires an additional fee of $100*** ☐ No PO Box 1028 Columbus,OH 43216
www.state.oh.us/sos e-mail: busserv@sos.state.oh.us

CERTIFICATE OF AMENDMENT BY

SHAREHOLDERS OR MEMBERS

(Domestic)

Filing Fee $50.00

(CHECK ONLY ONE (1) BOX

(1)	Domestic for Profit PLEASE READ (2) Domestic Non-Profit INSTRUCTIONS

☐ Amended ☒ Amendment ☐ Amended ☐ Amendment

(122-AMAP) (125-AMDS) (126-AMAN) (128-AMD)

COMPLETE THE GENERAL INFORMATION IN THIS SECTION FOR THE BOX CHECKED ABOVE.

Name of Corporation	The Goodyear Tire & Rubber Company
Charter Number	(12127)
Name of Officer	C. Thomas Harvie
Title	Secretary

☒ Please check if additional provisions attached.

The above named Ohio corporation, does hereby certify that:

☒ A meeting of the ☒ shareholders

☐ directors (NON-PROFIT AMENDED ☐ members was duly called and held on ARTICLES ONLY) April 11, 2006

(Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise at least 2/3% as the voting power of the corporation.

☐ In a writing signed by all of the ☐ shareholders

☐ directors (NON-PROFIT AMENDED ☐ members who would be entitled to the ARTICLES ONLY) notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit.

CLAUSE APPLIES IF AMENDED BOX IS CHECKED.

Resolved, that the following amended articles of incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.

ALL OF THE FOLLOWING INFORMATION MUST BE COMPLETED IF AN AMENDED BOX IS CHECKED. IF AN AMENDMENT BOX IS CHECKED, COMPLETE THE AREAS THAT APPLY.

FIRST: The name of the corporation is:

SECOND: The place in the State of Ohio where its principal office is located is in the City of:

	(city, village or township)	(county)

THIRD:	The purposes of the corporation are as follows:

FOURTH: The number of shares which the corporation is authorized to have outstanding is: 500,000,000.

(DOES NOT APPLY TO BOX (2))

REQUIRED Must be authenticated (SIGNED) by an authorized representative (SEE INSTRUCTIONS)	/s/ Richard J. Kramer	April 18, 2006 Date
Authorized Representative
Richard J. Kramer
(Print Name)

Executive Vice President

/s/ C. Thomas Harvie	April 18, 2006
Authorized Representative	Date

C. Thomas Harvie

(Print Name)

Secretary

ADDITIONAL PROVISIONS

TO

CERTIFICATE OF AMENDMENT

TO

AMENDED ARTICLES OF INCORPORATION

OF

THE GOODYEAR TIRE & RUBBER COMPANY

RESOLVED, that The Goodyear Tire & Rubber Company hereby adopts the following amendment to its Amended Articles of Incorporation and that the President, and Executive Vice President or a Senior Vice President and the Secretary or an Assistant Secretary of The Goodyear Tire & Rubber Company are hereby authorized and directed to sign and file in the office of the Secretary of State of the State of Ohio a certificate containing a copy of the resolution adopting the amendment and a statement of the manner of its adoption:

The Amended Articles of Incorporation are hereby amended by striking out in its entirety the first paragraph of Article FOURTH and substituting in lieu thereof the following:

FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is 500,000,000, consisting of 450,000,000 shares of Common Stock without par value (hereinafter referred to as “Common Stock”) and 50,000,000 shares of Preferred Stock without par value (hereinafter referred to as “Preferred Stock”).

(SEAL) PRESCRIBED BY: EXPEDITE THIS FORM: (SELECT ONE)

The Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)	MAIL FORM TO ONE OF THE FOLLOWING: PO Box 1390 ☐ Yes Columbus, OH 43216 *** Requires an additional fee of $100 *** PO Box 1329 ☒ No Columbus, OH 43216

www. sos. state.oh. us

e-mail: busserv@sos.state.oh.us

CERTIFICATE OF AMENDMENT BY

SHAREHOLDERS OR MEMBERS

(Domestic)

Filing Fee $50.00

(CHECK ONLY ONE (1) BOX)

(1) Domestic for Profit ☐ Amended (122-AMAP)	PLEASE READ INSTRUCTIONS ☒ Amendment (125-AMDS)	(2) Domestic Nonprofit ☐ Amended (126-AMAN)	☐ Amended (128-AMD)

COMPLETE THE GENERAL INFORMATION IN THIS SECTION FOR THE BOX CHECKED ABOVE.

Name of Corporation	The Goodyear Tire & Rubber Company
Charter Number	12127
Name of Officer	C. Thomas Harvie
Title	Secretary

☒ Please check if additional provisions attached.

The above named Ohio corporation, does hereby certify that:

☒ A meeting of the ☒ shareholders ☐ directors ( NONPROFIT ONLY)

☐ members was duly called and held on April 7, 2009

(Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise at least 2/3 % as the voting power of the corporation.

☐ In a writing signed by all of the	☐ shareholders	☐ directors (NONPROFIT AMENDED ARTICLES ONLY)

☐ members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit.

CLAUSE APPLIES IF AMENDED BOX IS CHECKED.

Resolved, that the following amended articles of incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.

541 Page 1 of 2 Last Revised: May 2002

ALL OF THE FOLLOWING INFORMATION MUST BE COMPLETED IF AN AMENDED BOX IS CHECKED. IF AN AMENDMENT BOX IS CHECKED, COMPLETE THE AREAS THAT APPLY.

FIRST:	The name of the corporation is:

SECOND:	The place in the State of Ohio where its principal office is located is in the City of:

	(city, village or township)	(county)

THIRD:	The purposes of the corporation are as follows:

FOURTH:	The number of shares which the corporation is authorized to have outstanding is:
(DOES NOT APPLY TO BOX (2))

REQUIRED	-s- Robert J. Keegan	April 22, 2009 Date

Must be authenticated (SIGNED) by an authorized representative (SEE INSTRUCTIONS)	Authorized Representative
Robert J. Keegan
(Print Name)
President

-s- C. Thomas Harvie
	Authorized Representative	April 22, 2009 Date

C. Thomas Harvie
(Print Name)
Secretary

541 Page 2 of 2 Last Revised: May 2002

ADDITIONAL PROVISIONS

TO

CERTIFICATE OF AMENDMENT

TO

AMENDED ARTICLES OF INCORPORATION

OF

THE GOODYEAR TIRE & RUBBER COMPANY

RESOLVED, that The Goodyear Tire & Rubber Company hereby adopts the following amendment to ITS Amended Articles of Incorporation and that the President, an Executive Vice President or a Senior Vice President and the Secretary or an Assistant Secretary of The Goodyear Tire & Rubber Company are hereby authorized and directed to sign and file in the office of the Secretary of State of the State of Ohio a certificate containing a copy of the resolution adopting the amendment and a statement of the manner of its adoption:

The Amended Articles of Incorporation are hereby amended by adding a new Article SEVENTH as follows:

SEVENTH: In order for a nominee to be elected a director of the corporation in an uncontested election for which cumulative voting is not in effect, the nominee must receive a greater number of votes cast “for” his or her election than `against” his or her election. In a contested election or if cumulative voting is in effect, the nominees receiving the greatest number of votes shall be elected, up to the number of directors to be elected. An election shall be considered contested if there are more nominees for election than director positions to be filled in that election.

www.sos.state.oh.us e-mail: busserv@sos.state.oh.us	Prescribed by: The Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)	Expedite this Form: (Select One)
Mail Form to one of the Following:
		☒ Yes	PO Box 1390 Columbus, OH 43216
*** Requires an additional fee of $100***
		☐ No	PO Box 1329 Columbus, OH 43216

Certificate of Amendment by Directors

or Incorporators to Articles

(Domestic)

Filing Fee $50.00

  (CHECK ONLY ONE (1) BOX)

(1)	☒	Amendment by Directors		(2)	☐	Amendment by Incorporators

	☐	Amended by Directors	(123-AMDD)		☐	Amended by Incorporators	(124-AMDI)

Complete the general information in this section for the box checked above.

Name of Corporation	The Goodyear Tire & Rubber Company

Charter Number	12127

☒ Please check if additional provisions attached hereto are incorporated herein and made a part of these articles of organization.

Complete the information in this section if box (1) is checked.

Name and Title of Officer	David L. Bialosky	Secretary
	(name)	(title)

(CHECK ONLY ONE (1) BOX)
☐ A meeting of the directors was duly called and held on
(Date)

☒ In an writing signed by all the Directors pursuant to section 1701.54 of the ORC

The following resolution was adopted pursuant to section 1701.70(B) (1) of the ORC:
(Insert proper paragraph number)

See attached.

540	Last Revised: May 2002

Complete the information in this section if box (2) is checked.

WE, the undersigned, being all of the incorporators of the above named corporation, do certify that the subscriptions to shares have not been received and the initial directors are not named in the ariticles. We hereby have elected to amend the articles as follows:

REQUIRED Must be authenticated (signed)	/s/ David L. Bialosky	March 30, 2011
by an authorized representative (See Instructions)	Authorized Representative	Date
David L. Bialosky
(Print Name)
Secretary

	Authorized Representative	Date

(Print Name)

	Authorized Representative	Date

(Print Name)

540	Last Revised: May 2002

ATTACHMENT TO THE CERTIFICATE OF AMENDMENT BY DIRECTORS

TO THE AMENDED ARTICLES OF INCORPORATION

OF

THE GOODYEAR TIRE & RUBBER COMPANY

PREFERRED STOCK DESIGNATION

OF

MANDATORY CONVERTIBLE PREFERRED STOCK

OF

THE GOODYEAR TIRE & RUBBER COMPANY

RESOLVED, that the Transaction Committee (the “ Committee ”) of the Board of Directors of The Goodyear Tire & Rubber Company, an Ohio corporation, with its principal office located at Akron, Summit County, Ohio (the “ Corporation ”), pursuant to the authority conferred upon the Board of Directors by Section 1 of Part B of ARTICLE FOURTH of the Amended Articles of Incorporation of the Corporation and by Section 1701.70(B)(1) of the Ohio Revised Code and upon the Committee by the resolutions of the Board of Directors adopted at a meeting duly called and held on the 8 th day of June 2010 in accordance with Section 1701.63 of the Ohio Revised Code and Article II, Section 6 of the Code of Regulations of the Corporation, as amended, hereby adopts the following amendment to its Amended Articles of Incorporation, as amended to date, establishing the terms of a series of shares of Preferred Stock of the Corporation designated as the 5.875% Mandatory Convertible Preferred Stock.

FURTHER RESOLVED, that the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any elected Vice President, the Treasurer, the Controller or the Secretary of the Corporation are hereby authorized and directed to sign and file in the office of the Secretary of State of the State of Ohio a certificate containing a copy of the resolution adopting the amendment and a statement of the manner of its adoption.

FURTHER RESOLVED, that the Amended Articles of Incorporation of the Corporation are hereby amended to create a series of Preferred Stock by adding a new Section 1-C to Part B of ARTICLE FOURTH as follows:

SECTION 1-C. Mandatory Convertible Preferred Stock, Without Par Value.

A series of Preferred Stock is hereby created having the following terms:

SECTION 1. Designation. The shares of such series are designated as the “5.875% Mandatory Convertible Preferred Stock” (the “ Mandatory Convertible Preferred Stock ”).

SECTION 2. Authorized Number of Shares; Fractional Shares. (a) The authorized number of shares constituting the Mandatory Convertible Preferred Stock is 10,000,000. Each share of the Mandatory Convertible Preferred Stock is identical in all respects to every other share of the Mandatory Convertible Preferred Stock.

(b) No fractional shares of Common Stock shall be issued as a result of any conversion of shares of the Mandatory Convertible Preferred Stock.

(c) In lieu of any fractional share of Common Stock otherwise issuable in respect of the aggregate number of shares of the Mandatory Convertible Preferred Stock of any Holder that are converted pursuant to a Mandatory Conversion, Optional Conversion, Fundamental Change Conversion or Conversion at the Corporation’s Option Upon Nonpayment of Dividends, that Holder shall be entitled to receive an amount in cash at the current market value thereof (computed to the nearest cent) on the basis of the Average VWAP per share of the Common Stock over the 20 consecutive Trading Day period ending on, and including, the last Trading Day before the Conversion Date.

(d) If more than one share of the Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock so surrendered.

SECTION 3. Definitions. As used herein with respect to Mandatory Convertible Preferred Stock:

(a) “ Adjustment Shares ” shall have the meaning set forth in Section 8(a)(ii).

(b) “ Applicable Market Value of the Common Stock ” means the Average VWAP per share of Common Stock for the 20 consecutive Trading Day period ending on, and including, the third Trading Day immediately preceding the Mandatory Conversion Date, subject to adjustment pursuant to Section 12(d).

(c) “ Applicable Market Value of a unit of Exchange Property ” shall be (i) in the event of a Mandatory Conversion or an Optional Conversion, (A) in the case of equity securities that are traded on a U.S. national securities exchange, the Average VWAP per share or other single unit of such securities for the 20 consecutive Trading Day period ending on, and including, the third Trading Day immediately preceding the applicable Conversion Date, (B) in the case of cash, the amount of such cash, and (C) in the case of any other property, as determined in good faith by the Board of Directors or a duly authorized committee thereof; and (ii) in the event of a Fundamental Change Conversion or a Conversion at the Corporation’s Option Upon Nonpayment of Dividends, as set forth in subclause (i), except that the value of any equity securities that are traded on a U.S. national securities exchange shall be the Average VWAP per share or other single unit of such securities for either (A) the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the

Fundamental Change or (B) the five Trading Day period ending on, and including, the Trading Day immediately following the date on which the Dividend Nonpayment Conversion Notice is sent, as applicable. The Applicable Market Value of a unit of Exchange Property shall be subject to adjustment pursuant to Section 12(d).

(d) “ Average VWAP ” means, for any period, the average of the VWAP for each Trading Day in such period.

(e) “ Board of Directors ” means the Board of Directors of the Corporation or any successor to the Corporation.

(f) “ Business Day ” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental action to close.

(g) “ Code of Regulations ” means the code of regulations of the Corporation, as it may be amended from time to time.

(h) “ close of business ” means 5:00 p.m. (New York City time).

(i) “ Common Stock ” means the common stock, without par value, of the Corporation.

(j) “ Conversion Date ” shall have the meaning set forth in Section 10.

(k) “ Conversion Rate ” means the number of shares of Common Stock issuable upon conversion of each share of the Mandatory Convertible Preferred Stock on the applicable Conversion Date

(l) “ Conversion at the Corporation’s Option Upon Nonpayment of Dividends ” means a conversion pursuant to Section 9.

(m) “ Corporate Trust Office ” means the principal corporate trust office of the Transfer Agent at which, at any particular time, its corporate trust business shall be administered.

(n) “ Corporation ” shall have the meaning set forth in the recitals.

(o) “ Current Market Price of the Common Stock ” on any day means the Average VWAP per share of the Common Stock (or any other equity security traded on a U.S. national securities exchange constituting a unit of or a portion of a unit of Exchange Property into which the Mandatory Convertible Preferred Stock becomes convertible in connection with any Reorganization Event) for the ten consecutive Trading Day period ending on the earlier of the day in question and the day before the ex-date or other specified date with respect to the issuance or distribution requiring such computation, subject to adjustment pursuant to Section 12(d). For purposes of this definition, “ex-date” means the first date on which the shares of the Common Stock (or such other equity security) trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question from the Corporation or, if applicable, from the seller of the Common Stock (or such other equity security) (in the form of due bills or otherwise) as determined by such exchange or market. In the case of any equity security that is not traded on a U.S. national securities exchange and that constitutes a unit of or a portion of a unit of Exchange Property into which the Mandatory Convertible Preferred Stock becomes convertible in connection with any Reorganization Event, “Current Market Price of the Common Stock” shall mean the value of each share of such equity security as determined in good faith by the Board of Directors or a duly authorized committee thereof.

(p) “ Depositary ” shall have the meaning set forth in Section 21(b).

(q) “ Dividend Nonpayment Conversion Date ” shall have the meaning set forth in Section 9(e).

(r) “ Dividend Nonpayment Conversion Notice ” shall have the meaning set forth in Section 9(d).

(s) “ Dividend Nonpayment Conversion Rate ” shall have the meaning set forth in Section 9(a).

(t) “ Dividend Payment Date ” means (i) the 1st calendar day of January, April, July and October of each year prior to the Mandatory Conversion Date, commencing on July 1, 2011, and (ii) the Mandatory Conversion Date.

(u) “ Dividend Period ” means the period commencing on, and including, a Dividend Payment Date (or if no Dividend Payment Date has occurred, commencing on, and including, the Issue Date), and ending on, and including, the day immediately preceding the next succeeding Dividend Payment Date.

(v) “ DTC ” means The Depository Trust Company.

(w) “ Early Conversion Date ” shall have the meaning set forth in Section 7(a).

(x) “ Effective Date ” means, with respect to a Fundamental Change, the date upon which a Fundamental Change becomes effective.

(y) “ Exchange Act ” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(z) “ Exchange Property ” shall have the meaning set forth in Section 12(g)(i).

(aa) “ Expiration Date ” shall have the meaning set forth in Section 12(a)(v).

(bb) “ Expiration Time ” shall have the meaning set forth in Section 12(a)(v).

(cc) “ Fixed Conversion Rates ” means, collectively, the Maximum Conversion Rate and the Minimum Conversion Rate.

(dd) “ Fundamental Change ” shall be deemed to have occurred if any of the following occurs:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50% of the voting power of the Common Stock (other than in connection with a transaction described in subclause (ii), in which case subclause (ii) shall apply);

(ii) the Corporation is involved in a transaction (whether by means of a consolidation with or merger into any other person, or a merger of another person into the Corporation, or the Corporation sells, leases or transfers in one transaction or a series of related transactions all or substantially all of the property and assets of its and its Subsidiaries) or series of related transactions pursuant to which (i) the Common Stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property, and (ii) more than 10% of such cash, securities or other property consists of securities that are not, or upon issuance shall not be, traded on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or any successor to any of the foregoing;

(iii) the Common Stock (or any other security into which the Mandatory Convertible Preferred Stock becomes convertible in connection with a Reorganization Event) ceases to be listed or quoted on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market; or any successor to any of the foregoing (other than in connection with a transaction described in subclause (ii), in which case subclause (ii) shall apply); or

(iv) the stockholders of the Corporation approve any plan for the liquidation, dissolution or termination of the Corporation.

(ee) “ Fundamental Change Company Notice ” shall have the meaning set forth in Section 8(d).

(ff) “ Fundamental Change Conversion ” shall have the meaning set forth in Section 8(a).

(gg) “ Fundamental Change Conversion Period ” shall have the meaning set forth in Section 8(a).

(hh) “ Fundamental Change Conversion Rate ” shall have the meaning set forth in Section 8(a)(ii).

(ii) “ Global Preferred Shares ” shall have the meaning set forth in Section 21(a).

(jj) “ Holder ” means the Person in whose name the shares of the Mandatory Convertible Preferred Stock are registered, which may be treated by the Corporation and the Transfer Agent as the absolute owner of the shares of the Mandatory Convertible Preferred Stock for all purposes, including, without limitation, for purposes of making payment and settling conversions to the fullest extent permitted by law.

(kk) “ Initial Liquidation Preference ” means $50.00 per share of Mandatory Convertible Preferred Stock.

(ll) “ Initial Price ” shall have the meaning set forth in the definition of Mandatory Conversion Rate.

(mm) “ Issue Date” means the original issue date of the Mandatory Convertible Preferred Stock.

(nn) “ Junior Stock ” means shares ranking junior to the Preferred Stock.

(oo) “ Mandatory Conversion ” means a conversion pursuant to Section 6.

(pp) “Mandatory Conversion Date” means April 1, 2014.

(qq) “ Mandatory Conversion Rate” shall be as follows:

(i) if the Applicable Market Value of the Common Stock is equal to or greater than $18.2125 (the “ Threshold Appreciation Price ” ), then the Conversion Rate shall be 2.7454 shares of Common Stock per share of the Mandatory Convertible Preferred Stock (the “ Minimum Conversion Rate”), which is equal to $50.00 divided by the Threshold Appreciation Price;

(ii) if the Applicable Market Value of the Common Stock is less than the Threshold Appreciation Price but greater than $14.57 (the “ Initial Price ”), then the Conversion Rate shall be $50.00 divided by the Applicable Market Value of the Common Stock; or

(iii) if the Applicable Market Value of the Common Stock is less than or equal to the Initial Price, then the Conversion Rate shall be 3.4317 shares of Common Stock per share of the Mandatory Convertible Preferred Stock (the “ Maximum Conversion Rate” ), which is equal to $50.00 divided by the Initial Price.

The Minimum Conversion Rate and the Maximum Conversion Rate shall be subject to adjustment pursuant to Section 12(a). The Threshold Appreciation Price and the Initial Price shall be subject to adjustment pursuant to Section 12(d).

(rr) “ Mandatory Convertible Preferred Stock ” shall have the meaning set forth in Section 1.

(ss) “ Market Disruption Event ” means any of the following events has occurred: (i) any suspension of, or limitation imposed on, trading by the relevant exchange or quotation system during any period or periods aggregating one half-hour or longer and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to the Common Stock (or any other equity security that is traded on a U.S. national securities exchange and that constitutes a unit of or a portion of a unit of Exchange Property into which the Mandatory Convertible Preferred Stock becomes convertible in connection with any Reorganization Event) or in futures or option contracts relating to the Common Stock (or such other security) on the relevant exchange or quotation system; (ii) any event (other than a failure to open or a closure as described below) that disrupts or impairs the ability of market participants during any period or periods aggregating one half-hour or longer in general to effect transactions in, or obtain market values for, the Common Stock (or any other equity security that is traded on a U.S. national securities exchange and that constitutes a unit of or a portion of a unit of Exchange Property into which the Mandatory Convertible Preferred Stock becomes convertible in connection with any Reorganization Event) on the relevant exchange or quotation system or futures or options contracts relating to the Common Stock (or such other security) on any relevant exchange or quotation system; or (iii) the failure to open of the exchange or quotation system on which futures or options contracts relating to the Common Stock (or any other equity security that is traded on a U.S. national securities exchange and that constitutes a unit of or a portion of a unit of Exchange Property into which the Mandatory Convertible Preferred Stock becomes convertible in connection with any Reorganization Event) are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after-hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

(tt) “ Maximum Conversion Rate ” shall have the meaning set forth in the definition of Mandatory Conversion Rate.

(uu) “ Minimum Conversion Rate ” shall have the meaning set forth in the definition of Mandatory Conversion Rate.

(vv) “ Non-U.S. Holder ” means a beneficial owner of shares of Mandatory Convertible Preferred Stock or Common Stock that are not U.S. Holders.

(ww) “ Officer ” means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, or the Secretary of the Corporation.

(xx) “ Officers’ Certificate ” means a certificate of the Corporation, signed by a duly authorized Officer and the duly authorized principal financial or accounting officer of the Corporation.

(yy) “ open of business ” means 9:00 a.m. (New York City time).

(zz) “ Optional Conversion ” shall have the meaning set forth in Section 7(a).

(aaa) “ Person ” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(bbb) “ Preferred Stock ” means any and all series of preferred stock of the Corporation, including, without limitation, the Mandatory Convertible Preferred Stock.

(ccc) “ Purchased Shares ” shall have the meaning set forth in Section 12(a)(v).

(ddd) “ Record Date ” means, for purposes of any Conversion Rate adjustment pursuant to Section 12, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or any other equity security constituting a unit of or a portion of a unit of Exchange Property into which the Mandatory Convertible Preferred Stock becomes convertible in connection with any Reorganization Event) have the right to receive any cash, securities or other property or in which the Common Stock (or such other equity security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other equity security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, any authorized committee of the Board of Directors or by statute, contract or otherwise).

(eee) “ Record Holders ” means, as to any day, the Holders of record of the Mandatory Convertible Preferred Stock as they appear on the stock register of the Corporation at the close of business on such day.

(fff) “ Registrar ” means the Transfer Agent.

(ggg) “ Regular Record Date ” means with respect to payment of dividends on the Mandatory Convertible Preferred Stock, the fifteenth calendar day of the month preceding the month in which the relevant Dividend Payment Date falls or such other record date fixed by the Board of Directors (or a duly authorized committee thereof) that is not more than 60 nor less than 10 days prior to such Dividend Payment

Date, but only to the extent a dividend has been declared to be payable on such Dividend Payment Date.

(hhh) “ Reorganization Event ” shall have the meaning set forth in Section 12(g)(i).

(iii) “Share Cap” shall have the meaning set forth in Section 6(c).

(jjj) “Spin-Off” shall have the meaning set forth in Section 12(a)(iii).

(kkk) “ Stock Price ” means (i) in the case of a Fundamental Change described in clause (ii) of the definition of Fundamental Change in which the holders of Common Stock receive only cash in the Fundamental Change, the cash amount paid per share of Common Stock, and (ii) otherwise in the case of any other Fundamental Change, the Average VWAP per share of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the applicable Effective Date.

(lll) “ Subsidiary ” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of the Corporation.

(mmm) “ Threshold Appreciation Price ” shall have the meaning set forth in the definition of Mandatory Conversion Rate.

(nnn) “ Trading Day ” means any day on which (i) there is no Market Disruption Event and (ii) the New York Stock Exchange is open for trading, or, if the Common Stock (or any other equity security that is traded on a U.S. national securities exchange and that constitutes a unit of or a portion of a unit of Exchange Property into which the Mandatory Convertible Preferred Stock becomes convertible in connection with any Reorganization Event) is not listed on the New York Stock Exchange, any day on which the principal national securities exchange on which the Common Stock (or such other security) is listed is open for trading, or, if the Common Stock (or such other security) is not listed on a national securities exchange, any Business Day. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

(ooo) “ Transfer Agent ” means Computershare Investor Services or any successor transfer agent appointed pursuant to Section 20.

(ppp) “ unit of Exchange Property ” shall have the meaning set forth in Section 12(g)(ii).

(qqq) “ U.S. Holder ” means any beneficial owner of shares of Mandatory Convertible Preferred Stock or Common Stock that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

(rrr) “ VWAP ” per share of Common Stock on any Trading Day means, the price per share of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page GT <Equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for such purpose. Following a Reorganization Event as a result of which the Mandatory Convertible Preferred Stock becomes convertible into Exchange Property, the VWAP of any equity security that is traded on a U.S. national securities exchange and that constitutes a unit of or a portion of a unit of Exchange Property shall be calculated in accordance with the foregoing definition, substituting the applicable Bloomberg page for such equity security.

SECTION 4. Dividends. (a) Holders of shares of outstanding Mandatory Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, or a duly authorized committee thereof, out of funds of the Corporation lawfully available therefor, cumulative dividends at the rate per annum of 5.875% per share on the Initial Liquidation Preference (equivalent to $2.9375 per annum per share), payable in cash in accordance with Section 5. Dividends on the Mandatory Convertible Preferred Stock shall be payable quarterly on each Dividend Payment Date through the Mandatory Conversion Date, commencing on July 1, 2011. Dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Issue Date, whether or not in any Dividend Period(s) there have been funds lawfully available for the payment of such dividends. Dividends shall be payable to Record Holders on a Regular Record Date, except that dividends payable on the Mandatory Conversion Date shall be payable to the Holders presenting the Mandatory Convertible Preferred Stock for conversion. If any Dividend Payment Date is not a Business Day, the dividend payable on such date shall be paid on the next Business Day without any adjustment, interest or other penalty in respect of such delay. Dividends payable on the Mandatory Convertible Preferred Stock for any period other than a full Dividend Period (based upon the number of days elapsed during such Dividend Period) shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The initial dividend on the Mandatory Convertible Preferred Stock for the first Dividend Period, assuming the Issue Date is March 31, 2011, is expected to be $0.7425 per share (based on the annual dividend rate of 5.875% and the Initial Liquidation Preference) and shall be payable, if declared, on July 1, 2011. Each subsequent quarterly dividend on the Mandatory Convertible Preferred Stock, when and if declared, shall be $0.7344 per share (based on the annual dividend rate of 5.875% and the Initial Liquidation Preference). Accumulations of dividends on shares of the Mandatory Convertible Preferred Stock shall not bear interest.

(b) No dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Mandatory Convertible Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid, or declared and a sufficient sum has been set apart for the payment of such dividends, upon all outstanding shares of Mandatory Convertible Preferred Stock.

(c) Dividends on the Mandatory Convertible Preferred Stock shall accrue and accumulate if the Corporation fails to pay one or more dividends in any amount, whether or not declared and whether or not the Corporation is then legally prohibited under Ohio law from paying such dividends.

(d) If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date for the Mandatory Convertible Preferred Stock, the Corporation shall provide written notice to the Holders prior to such Dividend Payment Date.

SECTION 5. Method of Payment of Dividends. All dividends (or any portion of any dividend) on the Mandatory Convertible Preferred Stock (whether for a current Dividend Period or any prior Dividend Period, and including accrued and unpaid dividends payable upon conversion of the Mandatory Convertible Preferred Stock pursuant to Section 6, Section 7, Section 8 or Section 9) shall be paid in cash.

SECTION 6. Mandatory Conversion on the Mandatory Conversion Date. (a) Each share of Mandatory Convertible Preferred Stock, unless previously converted in an Optional Conversion, Fundamental Change Conversion or a Conversion at the Corporation’s Option Upon Nonpayment of Dividends, shall automatically convert on the Mandatory Conversion Date into a number of shares of Common Stock equal to the Mandatory Conversion Rate.

(b) In addition to the number of shares of Common Stock issuable upon the conversion of shares of Mandatory Convertible Preferred Stock pursuant to clause (a) of this Section 6, the Corporation shall pay, to the extent the Corporation is legally permitted to make such payment, an amount in cash equal to all accrued and unpaid dividends on the converted shares of Mandatory Convertible Preferred Stock, whether or not previously declared, for the then-current Dividend Period ending on the Mandatory Conversion Date and all prior Dividend Periods. If the Corporation fails to pay such cash amount for any reason, the Mandatory Conversion Rate shall be adjusted in accordance with Section 12(b) and the converting Holder’s right to receive such cash amount shall be extinguished upon conversion.

(c) Notwithstanding anything to the contrary herein, in no event shall the number of shares of Common Stock issued upon the conversion of shares of Mandatory Convertible Preferred Stock pursuant to this Section 6 exceed a number per share of Mandatory Convertible Preferred Stock equal to the product of (i) two and (ii) the Maximum Conversion Rate, subject to adjustment pursuant to Section 12(a) (the “ Share Cap ”).

(d) Following a Reorganization Event as a result of which the Mandatory Convertible Preferred Stock become convertible into Exchange Property, the Mandatory Conversion Rate in respect of a Mandatory Conversion shall be calculated based on the Applicable Market Value of a unit of Exchange Property rather than the Applicable Market Value of the Common Stock.

SECTION 7. Conversion at the Option of the Holder. (a) Other than during a Fundamental Change Conversion Period or following an issuance of a Dividend Nonpayment Conversion Notice, Holders of the Mandatory Convertible Preferred Stock have the right to convert the Mandatory Convertible Preferred Stock, in whole or in part (“ Optional Conversion ”), at any time prior to the Mandatory Conversion Date, into shares of Common Stock at the Minimum Conversion Rate. The date on which a Holder converts shares of Mandatory Convertible Preferred Stock in an Optional Conversion is referred to herein as an “ Early Conversion Date .”

(b) In addition to the number of shares of Common Stock issuable upon the conversion of shares of Mandatory Convertible Preferred Stock pursuant to clause (a) of this Section 7, on the applicable Early Conversion Date, the Corporation shall pay, to the extent the Corporation is legally permitted to make such payment, an amount in cash equal to all accrued and unpaid dividends on the converted shares of Mandatory Convertible Preferred Stock, whether or not previously declared, for all Dividend Periods ending on or prior to the Dividend Payment Date immediately preceding such Early Conversion Date. If the Corporation fails to pay such cash amount for any reason, the Minimum Conversion Rate shall be adjusted in accordance with Section 12(b) and the converting Holder’s right to receive such cash amount shall be extinguished upon conversion.

(c) Notwithstanding Section 7(b), if the Early Conversion Date for any Optional Conversion occurs during the period from the close of business on a Regular Record Date for any declared dividend to the open of business on the immediately following Dividend Payment Date:

(i) the Corporation shall pay such dividend on the Dividend Payment Date to the Record Holder of the converted share(s) of Mandatory Convertible Preferred Stock on such Regular Record Date;

(ii) share(s) of Mandatory Convertible Preferred Stock surrendered for conversion during such period must be accompanied by cash in an amount equal to the amount of such dividend for the then-current Dividend Period with respect to the share(s) so converted; and

(iii) the consideration that the Corporation delivers to the converting Holder on the Early Conversion Date shall not include any consideration for such dividend.

(d) In order to convert shares of Mandatory Convertible Preferred Stock pursuant to this Section 7, a Holder shall deliver to the Transfer Agent at its

Corporate Trust Office a written notice of conversion, duly executed by such Holder, specifying:

(i) the number of shares of Mandatory Convertible Preferred Stock to be converted;

(ii) the name(s) in which such Holder desires the shares of Common Stock issuable upon conversion to be registered; and

(iii) any other transfer forms, tax forms or other relevant documentation required and specified by the Transfer Agent, if necessary, to effect the conversion.

(e) If specified by the Holder in the notice of conversion that shares of Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock shall be issued to a Person other than the Holder surrendering the shares of Mandatory Convertible Preferred Stock being converted, then the Holder shall pay or cause to be paid any transfer or similar taxes payable in connection with the shares of Common Stock so issued.

(f) Upon receipt by the Transfer Agent of a completed and duly executed notice of conversion as set forth in Section 7(d), compliance with Section 7(e), if applicable, and surrender of a certificate representing the shares of Mandatory Convertible Preferred Stock to be converted (if such shares are held in certificated form), the Corporation shall, on the third Business Day following receipt of such notice of conversion, issue and shall instruct the Transfer Agent to register the number of shares of Common Stock to which such Holder is entitled upon conversion in the name(s) specified by such Holder in its notice of conversion. Upon an Optional Conversion, the Transfer Agent shall deliver to the Holder any cash payment due upon such Optional Conversion, including any payment of cash in lieu of any fraction of a share as provided in Section 2. In the event that there shall have been surrendered a certificate or certificates representing shares of Mandatory Convertible Preferred Stock, only a portion of which are to be converted, the Corporation shall issue and deliver to such Holder or such Holder’s designee in the manner provided in the first sentence of this paragraph a new certificate or certificates representing the number of shares of Mandatory Convertible Preferred Stock that shall not have been converted.

(g) Notwithstanding anything to the contrary herein, in no event shall the number of shares of Common Stock issued upon the conversion of shares of Mandatory Convertible Preferred Stock pursuant to this Section 7 exceed a number per share of Mandatory Convertible Preferred Stock equal to the Share Cap.

SECTION 8. Fundamental Change Conversion. (a) If a Fundamental Change occurs prior to the Mandatory Conversion Date, the Holders of the Mandatory Convertible Preferred Stock shall have the right to convert their shares of Mandatory Convertible Preferred Stock during the period (the “ Fundamental Change Conversion Period ”) beginning on, and including, the Effective Date of such Fundamental Change and ending on, but excluding, the earlier of (i) the Mandatory Conversion Date and (ii) the date that is 20 days after the Effective Date (any conversion pursuant to this Section 8, a “ Fundamental Change Conversion ”) into:

(i) a number of shares of Common Stock or units of Exchange Property (if applicable) based on the Mandatory Conversion Rate treating the Effective Date as the Mandatory Conversion Date for purposes of calculating the Applicable Market Value of the Common Stock (or the Applicable Market Value of a unit of Exchange Property in the case of an Effective Date occurring subsequent to a Reorganization Event as a result of which the Mandatory Convertible Preferred Stock has become convertible into Exchange Property); as adjusted by

(ii) the number of shares of Common Stock (or units of Exchange Property, if applicable) (“ Adjustment Shares ”) determined as described under Section 8(c) below (the Conversion Rate determined in accordance with the preceding paragraph (i), as so adjusted, shall be referred to as the “ Fundamental Change Conversion Rate ”).

(b) In addition to the number of shares of Common Stock issuable upon the conversion of shares of Mandatory Convertible Preferred Stock pursuant to clause (a) of this Section 8, the Corporation shall pay, to the extent that the Corporation is legally permitted to make such payment, the sum of an amount in cash equal to (i) all accrued and unpaid dividends, whether or not previously declared, on the converted shares of Mandatory Convertible Preferred Stock, to but not including, the Effective Date, and (ii) the present value, as of the Effective Date, of all remaining dividend payments on the converted shares of Mandatory Convertible Preferred Stock through, and including, the Mandatory Conversion Date (excluding accrued and unpaid dividends to the Effective Date), discounted on a quarterly basis assuming a 360-day year consisting of twelve 30-day months at an annual discount rate of 7%; provided, however, that if (i) the applicable Conversion Date occurs during the period from the close of business on a regular Record Date for any declared dividend to the open of business on the immediately following Dividend Payment Date, or (ii) a Dividend Payment Date for any declared dividend occurs after the Effective Date but before the applicable Conversion Date, then, in each such case (but without duplication), the Corporation shall pay such dividend on the applicable Dividend Payment Date to the converting Holder and the cash amount paid to the converting Holder upon conversion shall be reduced by the amount of such dividend. If the Corporation fails to pay such cash amount for any reason, the Fundamental Change Conversion Rate shall be adjusted in accordance with Section 12(b) and the converting Holder’s right to receive such cash amount shall be extinguished upon conversion.

(c) The following table sets forth the number of Adjustment Shares per the Initial Liquidation Preference of the Mandatory Convertible Preferred Stock based on the Effective Date and Stock Price in the Fundamental Change. The Stock Prices set forth in the first row of the table (i.e., the column headers) shall be adjusted as of any date on which the Fixed Conversion Rates of the Mandatory Convertible Preferred

Stock are adjusted The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted. The Adjustment Shares shall be correspondingly adjusted in the same manner as each Fixed Conversion Rate is adjusted in accordance with Section 12(a). In the case of a Fundamental Change that occurs subsequent to a Reorganization Event as a result of which the Mandatory Convertible Preferred Stock has become convertible into units of Exchange Property, the Stock Price shall be determined by reference to the Applicable Market Value of a unit of Exchange Property.

Stock Price on Effective Date

Effective Date	$ 5.00	$ 7.50	$ 10.00	$ 14.5700	$ 18.2125	$ 20.00	$ 30.00	$ 40.00	$ 50.00	$ 60.00	$ 70.00	$ 80.00	$ 90.00	$ 100.00
3/31/2011	(0.1320)	(0.2590)	(0.3669)	(0.5015)	0.1206	0.0984	0.0336	0.0127	0.0051	0.0021	0.0009	0.0004	0.0001	0.0000
4/1/2011	(0.1318)	(0.2588)	(0.3667)	(0.5014)	0.1207	0.0984	0.0336	0.0127	0.0051	0.0021	0.0009	0.0004	0.0001	0.0000
7/1/2011	(0.1140)	(0.2389)	(0.3499)	(0.4919)	0.1260	0.1023	0.0339	0.0124	0.0048	0.0020	0.0008	0.0003	0.0001	0.0000
10/1/2011	(0.0959)	(0.2175)	(0.3313)	(0.4815)	0.1315	0.1062	0.0338	0.0119	0.0045	0.0018	0.0007	0.0003	0.0001	0.0000
1/1/2012	(0.0780)	(0.1946)	(0.3110)	(0.4703)	0.1373	0.1100	0.0334	0.0111	0.0040	0.0015	0.0006	0.0002	0.0001	0.0000
4/1/2012	(0.0608)	(0.1705)	(0.2887)	(0.4581)	0.1431	0.1138	0.0326	0.0102	0.0034	0.0012	0.0005	0.0002	0.0001	0.0000
7/1/2012	(0.0445)	(0.1447)	(0.2639)	(0.4445)	0.1491	0.1172	0.0311	0.0089	0.0028	0.0009	0.0003	0.0001	0.0000	0.0000
10/1/2012	(0.0295)	(0.1172)	(0.2356)	(0.4291)	0.1553	0.1203	0.0288	0.0073	0.0020	0.0006	0.0002	0.0001	0.0000	0.0000
1/1/2013	(0.0169)	(0.0883)	(0.2031)	(0.4113)	0.1614	0.1226	0.0254	0.0055	0.0013	0.0003	0.0001	0.0000	0.0000	0.0000
4/1/2013	(0.0077)	(0.0597)	(0.1663)	(0.3906)	0.1670	0.1235	0.0208	0.0036	0.0007	0.0001	0.0000	0.0000	0.0000	0.0000
7/1/2013	(0.0022)	(0.0322)	(0.1226)	(0.3643)	0.1715	0.1215	0.0147	0.0017	0.0002	0.0000	0.0000	0.0000	0.0000	0.0000
10/1/2013	(0.0002)	(0.0102)	(0.0710)	(0.3279)	0.1729	0.1132	0.0071	0.0004	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
1/1/2014	0.0000	(0.0005)	(0.0178)	(0.2665)	0.1620	0.0866	0.0009	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
4/1/2014	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price and Effective Date may not be set forth on the table, in which case:

•	if the Stock Price is between two Stock Price amounts on the table or the Effective Date is between two dates on the table, the number of Adjustment Shares shall be determined by straight-line interpolation between the number of Adjustment Shares set forth for the higher and lower Stock Price amounts and the two Effective Dates, as applicable, based on a 365-day year;

•	if the Stock Price is in excess of $100.00 per share (subject to adjustment as described above), then the number of Adjustment Shares shall be equal to zero; and

•	if the Stock Price is less than $5.00 per share (subject to adjustment as described above), then the number of Adjustment Shares shall be equal to zero.

(d) The Corporation shall notify Holders, to the extent practicable, at least 20 Business Days prior to the anticipated Effective Date of the Fundamental Change, but in any event not later than two Business Days following the Corporation becoming aware of the occurrence of a Fundamental Change (the “ Fundamental Change Company Notice ”). The Fundamental Change Company Notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Record Holders and shall state:

(i) the date on which the Fundamental Change is anticipated to be effected;

(ii) the Fundamental Change Conversion Period;

(iii) the Fundamental Change Conversion Rate, including the number of Adjustment Shares; provided, however , that if the Fundamental Change Conversion Rate is not calculable at the time the Fundamental Change Company Notice is sent to Record Holders, the Fundamental Change Company Notice shall instead disclose the method for calculating such rate;

(iv) whether the Corporation shall pay the cash amount in respect of accrued and unpaid dividends or whether the Fundamental Change Conversion Rate is to be adjusted in accordance with Section 12(b); and

(v) the instructions a Holder must follow to effect a Fundamental Change Conversion in connection with such Fundamental Change.

(e) In order to convert shares of Mandatory Convertible Preferred Stock pursuant to this Section 8, a Holder shall deliver to the Transfer Agent at its Corporate Trust Office, no earlier than the Effective Date of the Fundamental Change, and no later than the close of business on the last day of the Fundamental Change Conversion Period, a written notice of conversion, duly executed by such Holder, specifying:

(i) the number of shares of Mandatory Convertible Preferred Stock to be converted;

(ii) the name(s) in which such Holder desires the shares of Common Stock issuable upon conversion to be registered; and

(iii) any other transfer forms, tax forms or other relevant documentation required and specified by the Transfer Agent, if necessary, to effect the conversion.

(f) If specified by the Holder in the notice of conversion that shares of Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock shall be issued to a Person other than the Holder surrendering the shares of Mandatory Convertible Preferred Stock being converted, then the Holder shall pay or cause to be paid any transfer or similar taxes payable in connection with the shares of Common Stock so issued.

(g) Upon receipt by the Transfer Agent of a completed and duly executed notice of conversion as set forth in Section 8(e), compliance with Section 8(f), if applicable, and surrender of a certificate representing shares of Mandatory Convertible Preferred Stock to be converted (if such shares are held in certificated form), the Corporation shall, on the third Business Day following receipt of such notice of conversion, issue and shall instruct the Transfer Agent to register the number of shares of Common Stock to which such Holder shall be entitled upon conversion in the name(s) specified by such Holder in its notice of conversion. Upon a Fundamental Change Conversion, the Transfer Agent shall deliver to the Holder any cash payment due upon such Fundamental Change Conversion, including any payment of cash in lieu of any fraction of a share as provided in Section 2. In the event that there shall have been surrendered a certificate or certificates representing shares of Mandatory Convertible Preferred Stock, only a portion of which are to be converted, the Corporation shall issue and deliver to such Holder or such Holder’s designee in the manner provided in the first sentence of this paragraph a new certificate or certificates representing the number of shares of Mandatory Convertible Preferred Stock that shall not have been converted.

(h) Notwithstanding anything to the contrary herein, in no event shall the number of shares of Common Stock issued upon the conversion of shares of Mandatory Convertible Preferred Stock pursuant to this Section 8 exceed a number per share of Mandatory Convertible Preferred Stock equal to the Share Cap.

SECTION 9. Conversion at the Corporation’s Option Upon Nonpayment of Dividends. (a) If the Corporation, at any time, has not paid the equivalent of six full quarterly dividends (whether or not consecutive and whether or not earned or declared) on any series of Preferred Stock at the time outstanding, including the Mandatory Convertible Preferred Stock, prior to the Mandatory Conversion Date, the Corporation may at its option cause all (but not less than all) shares of the Mandatory Convertible Preferred Stock to be automatically converted into a number of shares of Common Stock based on the Fundamental Change Conversion Rate determined as described in Section 9(c) below (the “ Dividend Nonpayment Conversion Rate ”).

(b) In addition to the number of shares of Common Stock issuable upon conversion of each share of Mandatory Convertible Preferred Stock pursuant to clause (a) of this Section 9, the Corporation shall pay, to the extent the Corporation is legally permitted to make such payment, an amount in cash equal to (A) all accrued and unpaid dividends, whether or not previously declared, on the converted shares of Mandatory Convertible Preferred Stock to, but not including, the Dividend Nonpayment Conversion Date, and (B) the present value, as of such Dividend Nonpayment Conversion Date, of all remaining dividend payments on the converted shares of Mandatory Convertible Preferred Stock through, and including, the Mandatory Conversion Date (excluding accrued and unpaid dividends to the Dividend Nonpayment Conversion Date), discounted on a quarterly basis assuming a 360-day year consisting of twelve 30-day months at an annual discount rate of 7%; provided, however, that if the applicable Conversion Date occurs during the period from the close of business on a regular Record Date for any declared dividend to the open of business on the immediately following Dividend Payment Date, the Corporation shall pay such dividend on the applicable Dividend Payment Date and the cash amount paid to the Holders upon conversion shall be reduced by the amount of such dividend. If the Corporation fails to pay such cash amount for any reason, the Dividend Nonpayment Conversion Rate shall be adjusted in accordance with Section 12(b) and the converting Holder’s right to receive such cash amount shall be extinguished upon conversion.

(c) For purposes of determining the Dividend Nonpayment Conversion Rate (including the number of the Adjustment Shares) in connection with a Conversion at the Corporation’s Option Upon Nonpayment of Dividends, the provisions set forth under Section 8 applicable to the determination of the Fundamental Change Conversion Rate shall apply except that (i) the “Effective Date” shall be the Dividend Nonpayment Conversion Date and (ii) the “Stock Price” shall be the Average VWAP per share of Common Stock over the five Trading Day period beginning on, and including, the Trading Day immediately following the date on which the Dividend Nonpayment Conversion Notice was sent to the Holders or, if the Dividend Nonpayment Conversion Date occurs subsequent to a Reorganization Event as a result of which the Mandatory Convertible Preferred Stock has become convertible into units of Exchange Property, the Applicable Market Value of a unit of Exchange Property.

(d) To exercise the conversion right pursuant to this Section 9, the Corporation shall notify registered Holders by mail (the “ Dividend Nonpayment Conversion Notice ”) prior to the close of business on the 45th Trading Day following the Dividend Payment Date for such sixth unpaid dividend. In addition, concurrently with such mailing, the Corporation shall post the Dividend Nonpayment Conversion Notice on its website. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided herein, it shall be deemed to have been duly given, whether or not the addressee receives it.

(e) The Conversion Date shall be a date selected by the Corporation (the “ Dividend Nonpayment Conversion Date ”) that is no fewer than 10 and no more than 15 Trading Days after the date the Dividend Payment Conversion Notice is sent to Holders. In addition to any information required by applicable law or regulation, the Dividend Nonpayment Conversion Notice shall state, as appropriate:

(i) the Dividend Nonpayment Conversion Date;

(ii) the method for calculating the Dividend Nonpayment Conversion Rate, including the number of Adjustment Shares;

(iii) whether the Corporation shall pay the cash amount in respect of accrued and unpaid dividends or whether the Dividend Nonpayment Conversion Rate is to be adjusted in accordance with Section 12(b); and

(iv) that dividends on the shares of Mandatory Convertible Preferred Stock shall cease to accrue on the Dividend Nonpayment Conversion Date.

(f) Notwithstanding anything to the contrary herein, in no event shall the number of shares of Common Stock issued upon the conversion of shares of Mandatory Convertible Preferred Stock pursuant to this Section 9 exceed a number per share of Mandatory Convertible Preferred Stock equal to the Share Cap.

SECTION 10. Effect of Conversion; Conversion Procedures; Effect of Share Cap. (a) On the Mandatory Conversion Date, the Fundamental Change Conversion Date, the Dividend Nonpayment Conversion Date or any Early Conversion Date (each, a “ Conversion Date ”), dividends on any shares of Mandatory Convertible Preferred Stock converted to Common Stock shall cease to accrue and accumulate, such shares of Mandatory Convertible Preferred Stock shall cease to be outstanding and all rights of Holders of such shares of Mandatory Convertible Preferred Stock shall terminate, in each case, subject to the right of such Holders to receive any shares of Common Stock issuable upon conversion thereof, any accrued and unpaid dividends, the present value of any remaining dividends, and any cash due in lieu of fractional shares with respect to such shares, to which such Holders are otherwise entitled.

(b) The Person or Persons entitled to receive the Common Stock issuable upon any such conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the applicable Conversion Date. Prior to such applicable Conversion Date, shares of Common Stock issuable upon conversion of any shares of Mandatory Convertible Preferred Stock shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock (including without limitation voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Mandatory Convertible Preferred Stock.

(c) Shares of Mandatory Convertible Preferred Stock duly converted in accordance herewith, or otherwise reacquired by the Corporation, shall resume the status of authorized and unissued Preferred Stock, undesignated as to series and available for future issuance ( provided that any such cancelled shares of Mandatory Convertible Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Mandatory Convertible Preferred Stock).

(d) In the event that a Holder of shares of Mandatory Convertible Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such Mandatory Convertible Preferred Stock should be registered, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder of such Mandatory Convertible Preferred Stock as shown on the records of the Corporation. In the case of a Mandatory Conversion or a Conversion at the Corporation’s Option Upon Nonpayment of Dividends, in the event that shares of the Preferred Stock are then held in certificated form and a Holder of Mandatory Convertible Preferred Stock shall not, by written notice to the Corporation, affirmatively elect to receive shares of Common Stock deliverable upon such Mandatory Conversion or Conversion at the Corporation’s Option Upon Nonpayment of Dividends, in certificated form and provide the Corporation with the name in which such shares should be registered and the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in book-entry form, in the name of the Holder of such Mandatory Convertible Preferred Stock as shown on the records of the Corporation.

(e) To the extent that the Corporation delivers a number of whole shares of Common Stock equal to the Share Cap on conversion of the Mandatory Convertible Preferred Stock, the Corporation shall be deemed to have paid in full all cash amounts, including all accrued and unpaid dividends, in respect of such Mandatory Convertible Preferred Stock. However, in the Corporation’s sole discretion, the Corporation may elect to pay any amount above the Share Cap that would otherwise be payable in cash to the extent the Corporation has lawfully available funds to do so.

SECTION 11. Reservation of Common Stock. (a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares held in the treasury of the Corporation, solely for issuance upon the conversion of shares of Mandatory Convertible Preferred Stock as herein provided, free from any preemptive or other similar rights, a number of shares of Common Stock equal to the Share Cap times the number of shares of Mandatory Convertible Preferred Stock then outstanding.

(b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Mandatory Convertible Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) All shares of Common Stock delivered upon conversion of the Mandatory Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Mandatory Convertible Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) The Corporation hereby covenants and agrees that the Corporation shall, if permitted by the rules of the New York Stock Exchange or any other national securities exchange or automated quotation system on which the Common Stock is listed, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock.

SECTION 12. Conversion Rate Adjustments and Procedures.

(a) Adjustments to Fixed Conversion Rates. Each Fixed Conversion Rate shall be adjusted from time to time as described below.

(i) If the Corporation issues Common Stock as a dividend or distribution to all or substantially all holders of the Common Stock, or if the Corporation effects a subdivision or combination (including, without limitation, a reverse stock split) of the Common Stock, each Fixed Conversion Rate shall be adjusted based on the following formula:

CR 1	=	CR0 × (OS 1 / OS0)

where,

CR0	=	the Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution or immediately prior to the open of business on the effective date for such subdivision or combination, as the case may be;

CR 1	=	the Fixed Conversion Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such effective date, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such effective date, as the case may be (and prior to giving effect to such event); and

OS 1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.

Any adjustment made under this clause (i) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date for such subdivision or combination, as the case may be. If any dividend, distribution, subdivision or combination of the type described in this clause (i) is declared but not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the earlier of (a) the date the Board of Directors or a duly authorized committee thereof determines not to pay or make such dividend, distribution, subdivision or combination and (b) the date the dividend or distribution was to be paid or the date the subdivision or combination was to have been effective, to the Fixed Conversion Rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared.

(ii) If the Corporation issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to any shareholder rights plan) entitling them for a period expiring 60 days or less from the date of issuance of such rights, options or warrants to subscribe for or purchase shares of Common Stock at less than the Current Market Price of the Common Stock as of the announcement date for such issuance, each Fixed Conversion Rate shall be increased based on the following formula:

CR 1	=	CR0 × [(OS0 + X) / (OS0 + Y)]

where,

CR0	=	the Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such issuance;

CR 1	=	the Fixed Conversion Rate in effect immediately after the close of business on such Record Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the aggregate price payable to exercise such rights, options or warrants, divided by the Average VWAP per share of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance.

Any increase in the Fixed Conversion Rates made pursuant to this clause (ii) shall become effective immediately after the close of business on the Record Date for such issuance. To the extent such rights, options or warrants are not exercised prior to their expiration or termination, each Fixed Conversion Rate shall be decreased, effective as of the date of such expiration or termination, to the Fixed Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, each Fixed Conversion Rate shall be decreased, effective as of the earlier of (a) the date the Board of Directors or a duly authorized committee thereof determines not to issue such rights, options or warrants and (b) the date such rights, options or warrants were to have been issued, to the Fixed Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this clause (ii), in determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of the Common Stock at less than the Current Market Price of Common Stock as of the announcement date for such issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration the Corporation receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors or a duly authorized committee thereof.

(iii) If the Corporation pays a dividend or other distribution to all or substantially all holders of Common Stock of shares of the Corporation’s capital stock (other than Common Stock), evidences of the Corporation’s indebtedness, the Corporation’s assets or other property or rights to acquire the Corporation’s capital stock (other than Common Stock), indebtedness or assets or other property of the Corporation, excluding:

(A) any dividend, distribution or issuance as to which an adjustment was effected pursuant to clause (i) or (ii) above;

(B) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (iv) below; and

(C) Spin-Offs as to which the provisions set forth below in this clause (iii) apply,

then each Fixed Conversion Rate shall be increased based on the following formula:

CR 1	=	CR0 × SP0 / (SP0 — FMV)

where,

CR0	=	the Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR 1	=	the Fixed Conversion Rate in effect immediately after the close of business on such Record Date;

SP0	=	the Current Market Price of the Common Stock as of such Record Date; and

FMV	=	the fair market value (as determined in good faith by the Board of Directors or a duly authorized committee thereof) on the Record Date for such dividend or distribution of shares of the Corporation’s capital stock (other than Common Stock), evidences of the Corporation’s indebtedness, the Corporation’s assets or other property or rights to acquire the Corporation’s capital stock (other than Common Stock), indebtedness or assets or other property of the Corporation, expressed as an amount per share of Common Stock.

If the Board of Directors or a duly authorized committee thereof determines the “FMV” (as defined above) of any dividend or other distribution for purposes of this clause (iii) by referring to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used to determine the Current Market Price of the Common Stock as of the Record Date for such dividend or other distribution. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Mandatory Convertible Preferred Stock shall receive, in respect of each share thereof, at the same time and upon the same terms as holders of Common Stock receive the shares of the Corporation’s capital stock (other than Common Stock), evidences of the Corporation’s indebtedness, assets or other property or rights to acquire the Corporation’s capital stock (other than Common Stock), the Corporation’s indebtedness or assets or other property that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or other distribution.

Any increase made under the portion of this clause (iii) shall become effective immediately after the close of business on the Record Date for such dividend or other distribution. If such dividend or distribution is not so paid or made, each Fixed Conversion Rate shall be decreased, effective as of the earlier of (a) the date the Board of Directors or a duly authorized committee thereof determines not to pay such dividend or other distribution and (b) the date such dividend or distribution was to have been paid, to the Fixed Conversion Rate that would then be in effect if the dividend or other distribution had not been declared.

Notwithstanding the foregoing, if the transaction that gives rise to an adjustment pursuant to this clause (iii) is one pursuant to which the payment of a dividend or other distribution on the Common Stock consists of shares of capital stock of, or similar equity interests in, a Subsidiary or other business unit of the Corporation (a “ Spin-Off ”) that are, or, when issued, shall be, traded on a U.S. national securities exchange, then each Fixed Conversion Rate shall instead be increased based on the following formula:

CR 1	=	CR0 × (FMV0 + MP0) / MP0

where,

CR0	=	the Fixed Conversion Rate in effect at the close of business on the tenth Trading Day immediately following, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the relevant exchange;

CR 1	=	the Fixed Conversion Rate in effect immediately after the close of business on the tenth Trading Day immediately following, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the relevant exchange;

FMV0	=	the Average VWAP per share of such capital stock or similar equity interests distributed to holders of the Common Stock applicable to one share of Common Stock for the 10 consecutive Trading Day period commencing on, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the relevant exchange; and

MP0	=	the Average VWAP per share of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the relevant exchange.

The adjustment to each Fixed Conversion Rate under the immediately preceding paragraph shall occur at the close of business on the 10th consecutive Trading Day immediately following, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the relevant exchange, but shall be given effect as of the open of business on the date immediately succeeding the Record Date for such dividend or distribution on the relevant exchange. The Corporation shall delay the settlement of any conversion of the Mandatory Convertible Preferred Stock if the Conversion Date occurs after the Record Date for such dividend or distribution and prior to the end of such 10 consecutive Trading Day period. In such event, the Corporation shall deliver the shares of Common Stock issuable in respect of such conversion (based on the adjusted Fixed Conversion Rates) on the first Business Day immediately following the last Trading Day of such 10 consecutive Trading Day period.

(iv) If the Corporation pays or makes a distribution consisting exclusively of cash to all or substantially all holders of the Common Stock, excluding (a) any cash that is distributed as part of a dividend or distribution referred to in clause (iii) above and (b) any consideration payable in connection with a tender or exchange offer made by the Corporation or any of the Corporation’s Subsidiaries referred to in clause (v) below, each Fixed Conversion Rate shall be increased based on the following formula:

CR 1	=	CR0 × SP0 / (SP0 – C)

where,

CR0	=	the Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR 1	=	the Fixed Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

SP0	=	the Current Market Price of the Common Stock as of the Record Date for such distribution; and

C	=	an amount of cash per share of the Common Stock that the Corporation distributes to holders of the Common Stock.

The adjustment to each Fixed Conversion Rate made pursuant to this clause (iv) shall become effective immediately after the close of business on the Record Date for such distribution. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Mandatory Convertible Preferred Stock shall receive, in respect of each share thereof, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such

Holder would have received if such Holder owned a number of shares of the Common Stock equal to the Maximum Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution. If such distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the earlier of (a) the date the Board of Directors or a duly authorized committee thereof determines not to pay such dividend and (b) the date such dividend was to have been paid, to the Fixed Conversion Rate that would then be in effect if such distribution had not been declared.

(v) If the Corporation or one or more of its Subsidiaries purchases Common Stock pursuant to a tender offer or exchange offer and the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “ Expiration Date ”), each Fixed Conversion Rate shall be increased based on the following formula:

CR 1	=	CR0 × (FMV + (SP 1 × OS 1 )) / (SP 1 × OS0)

where:

CR0	=	the Fixed Conversion Rate in effect immediately prior to the close of business on the 11th Trading Day immediately following the Expiration Date;

CR 1	=	the Fixed Conversion Rate in effect immediately after the close of business on 11th Trading Day immediately following the Expiration Date;

FMV	=	the fair market value (as determined in good faith by the Board of Directors or a duly authorized committee thereof) as of the Expiration Date of the aggregate value of all cash and any other consideration paid or payable for shares of the Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date (the “ Purchased Shares ”);

OS 1	=	the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “ Expiration Time ”), less any Purchased Shares;

OS0	=	the number of shares of Common Stock outstanding at the Expiration Time, including any Purchased Shares; and

SP 1	=	the Average VWAP per share of the Common Stock for the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to each Fixed Conversion Rate under this clause (v) shall occur at the close of business on the 11th consecutive Trading Day immediately following the Expiration Date, but shall be given effect as of the open of business on the Expiration Date. The Corporation shall delay the settlement of any conversion of Mandatory Convertible Preferred Stock if the Conversion Date occurs during such 10 consecutive Trading Day period. In such event, the Corporation shall deliver the shares of Common Stock issuable in respect of such conversion (based on the adjusted Fixed Conversion Rates) on the first Business Day immediately following the last Trading Day of such 10 consecutive Trading Day period.

(vi) If the Corporation has in effect a shareholder rights plan while any shares of Mandatory Convertible Preferred Stock remain outstanding, Holders of Mandatory Convertible Preferred Stock shall receive, upon a conversion of Mandatory Convertible Preferred Stock, in addition to Common Stock, rights under the Corporation’s shareholder rights agreement unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock. If the rights provided for in the shareholder rights plan have separated from the Common Stock in accordance with the provisions of the applicable shareholder rights agreement so that Holders of Mandatory Convertible Preferred Stock would not be entitled to receive such rights in respect of the Common Stock, if any, that the Corporation is required to deliver upon conversion of Mandatory Convertible Preferred Stock, each Fixed Conversion Rate shall be adjusted at the time of separation as if the Corporation had distributed to all holders of the Common Stock, capital stock (other than Common Stock), evidences of the Corporation’s indebtedness, the Corporation’s assets or rights to acquire capital stock (other than Common Stock), indebtedness or assets of the Corporation pursuant to clause (iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. A distribution of rights pursuant to a shareholder rights plan shall not trigger an adjustment to the Fixed Conversion Rates pursuant to clauses (ii) or (iii) above.

(b) Adjustment for Certain Cash Amounts Payable Upon Conversion. If, prior to the conversion of any shares of Mandatory Convertible Preferred Stock, the Corporation has not informed the converting Holders of its intention to pay, and at the time of settlement of such conversion does not pay, any cash amounts required to be paid upon such conversion as set forth under Section 6(b), Section 7(b), Section 8(b) or Section 9(b), the Conversion Rate applicable to such conversion of such shares of Mandatory Convertible Preferred Stock (and only to the conversion of such shares) shall be increased based on the following formula:

CR1 =		CR0 + (D/SP1)

where,

CR0	=	the Conversion Rate in effect immediately prior to such Conversion Date;

CR 1	=	the Conversion Rate in effect for purposes of such conversion;

D	=	the total unpaid cash amount due with respect to the shares being converted divided by the number of shares being converted; and

SP 1	=	the Average VWAP per share of our common stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Conversion Date.

The adjustment to the applicable Conversion Rate under this clause (b) of Section 12 shall be given effect as of, and apply to conversion on, the applicable Conversion Date.

(c) Adjustment for Tax Reasons. The Corporation may make such increases in each Fixed Conversion Rate, in addition to any other increases required by this Section 12, if the Corporation deems it advisable in order to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of the Corporation’s shares of capital stock (or issuance of rights or warrants to acquire such shares of capital stock) or from any event treated as such for income tax purposes or for any other reasons; provided, however, that the Corporation shall only make such adjustment if the same proportionate adjustment is made to each Fixed Conversion Rate. If any adjustment to the Fixed Conversion Rate is treated as a distribution to any non-U.S. Holder that is subject to withholding tax, the Corporation (or Transfer Agent or any paying agent on behalf of the Corporation) may set off any withholding tax that is required to be collected with respect to such deemed distribution against cash payments and other distributions otherwise deliverable to such non-U.S. Holder.

(d) Adjustments to Threshold Appreciation Price, Initial Price, Applicable Market Value and Current Market Price of the Common Stock. If an adjustment is made to the Fixed Conversion Rates pursuant to Section 12(a) or (c), an inversely proportional adjustment shall also be made to the Threshold Appreciation Price and the Initial Price solely for purposes of determining which of clauses (i), (ii) and (iii) of the definition of Mandatory Conversion Rate shall apply on the Mandatory Conversion Date. Such adjustment shall be made by dividing each of the Threshold Appreciation Price and the Initial Price by a fraction, the numerator of which shall be either the Fixed Conversion Rate immediately after such adjustment pursuant to Section 12(a) or Section 12(c), as applicable, and the denominator of which shall be such Fixed Conversion Rate immediately before such adjustment. In calculating the Applicable Market Value of the Common Stock, the Applicable Market Value of a unit of Exchange Property or the Current Market Price of the Common Stock, to the extent relevant to such calculation, the Corporation shall make appropriate adjustments to the Average VWAP per share of the Common Stock or any other equity security traded on a U.S. national securities exchange over the measurement period applicable to such calculation to take into account the occurrence during such measurement period of any event described in Section 12(a) or Section 12(c).

(e) Calculation of Adjustments to Fixed Conversion Rates.

(i) No adjustment in any Fixed Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% of the Fixed Conversion Rate. If the adjustment is not made because the adjustment does not change the Fixed Conversion Rate by at least 1%, then the adjustment that is not made shall be carried forward and taken into account in any future adjustment. All required calculations shall be made to the nearest cent or 1/10,000th of a share. Notwithstanding the foregoing, all adjustments not previously made shall be made upon any Mandatory Conversion, Optional Conversion, Fundamental Change Conversion or Conversion at the Corporation’s Option Upon Nonpayment of Dividends.

(ii) No adjustment in any Fixed Conversion Rate need be made if Holders participate in the transaction that would otherwise require an adjustment (other than in the case of a share split or share combination) at the same time, upon the same terms and otherwise on the same basis as holders of the Common Stock and solely as a result of holding Mandatory Convertible Preferred Stock, as if such Holders held a number of shares of the Common Stock equal to the Maximum Conversion Rate as of the Record Date for such transaction, multiplied by the number of shares of Mandatory Convertible Preferred Stock held by such Holders.

(iii) The Fixed Conversion Rates shall not be adjusted upon:

(A) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in the Common Stock under any plan;

(B) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee,

director or consultant benefit plan, employee agreement or arrangement or program of the Corporation;

(C) the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the Issue Date;

(D) a change solely in the par value of the Common Stock; or

(E) as a result of a tender offer solely to holders of fewer than 100 shares of the Common Stock.

(iv) The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board of Directors or a duly authorized committee thereof, shall be final and conclusive unless clearly inconsistent with the intent hereof.

(f) Notice of Adjustment. Whenever a Fixed Conversion Rate is to be adjusted, the Corporation shall: (i) compute such adjusted Fixed Conversion Rate and prepare and transmit to the Transfer Agent an Officers’ Certificate setting forth such adjusted Fixed Conversion Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based; and (ii) as soon as practicable following the determination of a revised Fixed Conversion Rate, provide, or cause to be provided, to the Holders of the Mandatory Convertible Preferred Stock a statement setting forth in reasonable detail the method by which the adjustment to such Fixed Conversion Rate was determined and setting forth such revised Fixed Conversion Rate.

(g) Recapitalizations, Reclassifications and Changes of the Common Stock.

(i) In the event of:

(A) any recapitalization, reclassification or change of the Common Stock (other than changes only in par value or resulting from a subdivision or combination);

(B) any consolidation or merger of the Corporation with or into another Person;

(C) any sale, transfer, lease or conveyance to another Person of all or substantially all of the Corporation’s and its Subsidiaries’ property and assets; or

(D) any statutory exchange of the Corporation’s securities with another Person (other than in connection with a merger or acquisition);

in each case as a result of which the shares of Common Stock are exchanged for, or converted into, other securities, property or assets (including cash or any combination thereof) (any such event, a “ Reorganization Event ”), then, at and after the effective time of such Reorganization Event, each share of Mandatory Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders of the Mandatory Convertible Preferred Stock, become convertible into the type of such other securities, property or assets (including cash or any combination thereof) that Holders would have received if such Holder had converted its Mandatory Convertible Preferred immediately prior to such Reorganization Event (the “ Exchange Property ”).

(ii) If a Conversion Date with respect to the Mandatory Convertible Preferred Stock occurs after a Reorganization Event, each share of Mandatory Convertible Preferred Stock shall convert into an amount of Exchange Property equal to the product of (i) the applicable Conversion Rate then in effect and (ii) a unit of Exchange Property, without interest thereon and without any right to dividends or distributions thereon. For the purposes of the foregoing, a “ unit of Exchange Property ” shall mean the type and amount of Exchange Property received per share of Common Stock in such Reorganization Event. In the case of any Reorganization Event that causes Common Stock to be exchanged for or converted into the right to receive more than a single type of consideration determined in part upon any form of stockholder election, the type and amount of consideration that a Holder of outstanding shares of Mandatory Convertible Preferred Stock would have been entitled to receive as a holder of Common Stock shall be deemed to be the weighted average of the type and amount of consideration received by Holders of Common Stock that affirmatively make such an election. For purposes of the foregoing, the applicable Conversion Rate shall be (A) in the case of a Mandatory Conversion, the Mandatory Conversion Rate determined using the Applicable Market Value of a unit of Exchange Property instead of the Applicable Market Value of the Common Stock, (B) in the case of an Optional Conversion, the Minimum Conversion Rate, and (C) in the case of a Fundamental Change Conversion or Conversion at the Corporation’s Option Upon Nonpayment of Dividends, the Fundamental Change Conversion Rate or Dividend Nonpayment Conversion Rate, as the case may be, determined using the Applicable Market Value of a unit of Exchange Property instead of the Applicable Market Value of the Common Stock.

(iii) The above provisions of this Section 12(g) shall similarly apply to successive reorganization events and the provisions of Section 12 shall apply to any shares of capital stock (or any other equity security) received by the holders of Common Stock in any such Reorganization Event. For purposes of the conversion rate adjustments set forth above, following a Reorganization Event as a result of which the Mandatory Convertible Preferred Stock becomes convertible into units of Exchange Property, references to Common Stock shall be deemed to be references to each equity security constituting a unit or a portion of a unit of Exchange Property and references to the Conversion Rate shall be deemed to refer to, and adjustments to the Conversion Rate shall be applied to, each such equity security and not to any other property constituting a portion of a unit of Exchange Property.

(iv) The Corporation (or any successor of the Corporation) shall, as soon as reasonably practicable (but in any event within 20 days) after the occurrence of any Reorganization Event, provide written notice to the Holders of the Mandatory Convertible Preferred Stock of the occurrence of such event and of the type and amount of cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 12(g).

SECTION 13. Liquidation Preference. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, each Holder of Mandatory Convertible Preferred Stock shall be entitled to receive for each share of Mandatory Convertible Preferred Stock in full out of the assets of the Corporation (including the Corporation’s capital) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any payment or distribution is made to the holders of Common Stock and any other Junior Stock of the Corporation, payment in full in an amount equal to the sum of (a) the Initial Liquidation Preference plus (b) an amount equal to (i) any accrued and unpaid dividends upon the shares of the Mandatory Convertible Preferred Stock payable on all Dividend Payment Dates occurring on or prior to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up and (ii) if such date is not a Dividend Payment Date, a proportionate dividend on the shares of the Mandatory Convertible Preferred Stock, based on the number of elapsed days, for the period from the day following the most recent such Dividend Payment Date through such date of payment of the amount due pursuant to such liquidation, dissolution or winding up.

SECTION 14. No Sinking Fund. The Mandatory Convertible Preferred Stock shall not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Mandatory Convertible Preferred Stock shall have no right to require redemption or repurchase of any shares of Mandatory Convertible Preferred Stock.

SECTION 15. Status of Repurchased Shares. Shares of Mandatory Convertible Preferred Stock that are repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock ( provided that any such cancelled shares of Mandatory Convertible Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Mandatory Convertible Preferred Stock).

SECTION 16. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Holder of any share of Mandatory Convertible Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

SECTION 17. Notices. All notices or communications in respect of Mandatory Convertible Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in these Amended Articles of Incorporation or the Code of Regulations or by applicable law. Notwithstanding the foregoing, if shares of Mandatory Convertible Preferred Stock are issued in book-entry form through DTC or any similar facility, such notices may be given to the Holders of Mandatory Convertible Preferred Stock in any manner permitted by such facility.

SECTION 18. No Redemption Right. The Mandatory Convertible Preferred Stock shall not be redeemable.

SECTION 19. Replacement Stock Certificates. (a) If physical certificates are issued, and any of the Mandatory Convertible Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Mandatory Convertible Preferred Stock certificate, or in lieu of and substitution for the Mandatory Convertible Preferred Stock certificate lost, stolen or destroyed, a new Mandatory Convertible Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Mandatory Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Mandatory Convertible Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.

(b) The Corporation is not required to issue any certificate representing the Mandatory Convertible Preferred Stock on or after the Mandatory Conversion Date. In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, shall deliver the shares of Common Stock issuable pursuant to the terms of the Mandatory Convertible Preferred Stock formerly evidenced by the certificate.

SECTION 20. Transfer Agent, Registrar, Conversion and Dividend Disbursing Agent. The duly appointed transfer agent, registrar, conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock shall be the Transfer Agent. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders of the Mandatory Convertible Preferred Stock.

SECTION 21. Form; Book-Entry. (a) The shares of the Mandatory Convertible Preferred Stock shall be represented by stock certificates substantially in the form set forth as Exhibit A or such other form determined in accordance with these Amended Articles of Incorporation, the Code of Regulations and applicable Ohio law. The shares of the Mandatory Convertible Preferred Stock shall be issued in global form

(“ Global Preferred Shares ”) eligible for book-entry settlement with the Depositary, represented by one or more stock certificates in global form registered in the name of the Depositary or a nominee of the Depositary bearing the form of global securities legend set forth in Exhibit A . The aggregate number of shares of Mandatory Convertible Preferred Stock represented by each stock certificate representing Global Preferred Shares may from time to time be increased or decreased by a notation by the Registrar and Transfer Agent on Schedule I attached to the stock certificate.

(b) So long as DTC, or its nominee, is the registered owner or holder of the Global Preferred Shares (the “ Depositary ”), the Depositary or its nominee shall be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the owner of the Global Preferred Shares for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and participants in the Depositary, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share.

(c) If DTC is unwilling or unable to continue as Depositary for the Global Preferred Shares and the Corporation does not appoint a qualified replacement for DTC within 90 days or DTC ceases to be a “clearing agency” registered under the Exchange Act and a qualified successor depositary is not appointed by the Corporation within 90 days, the Corporation shall issue certificated shares in exchange for the Global Preferred Shares. In any such case, stock certificates representing the Global Preferred Shares shall be exchanged in whole for definitive stock certificates that are not issued in global form, representing an equal aggregate number of shares of Preferred Stock. Definitive stock certificates representing shares of the Mandatory Convertible Preferred Stock issued in exchange for stock certificates in global form shall be registered in the name or names of the Person or Persons specified by DTC in a written instrument to the Registrar.

SECTION 22. Stock Transfer and Stamp Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Mandatory Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Mandatory Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Mandatory Convertible Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Mandatory Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the Holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

SECTION 23. Other Rights. The shares of Mandatory Convertible Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in these Amended Articles of Incorporation or as provided by applicable law.

Exhibit A

[FORM OF FACE OF MANDATORY CONVERTIBLE PREFERRED STOCK]

[INCLUDE FOR GLOBAL PREFERRED SHARES]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE STATEMENT WITH RESPECT TO SHARES. IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number [ ]	[Initial] Number of Shares

CUSIP No. 382550 309

ISIN No. US3825503093

THE GOODYEAR TIRE & RUBBER COMPANY

5.875% Mandatory Convertible Preferred Stock

(without par value)

(liquidation amount as specified below)

THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation (the “ Corporation ”), hereby certifies that [            ] (the “ Holder ”), is the registered owner of [[            ] ([            ])][the number shown on Schedule I hereto of] fully paid and non-assessable shares of the Corporation’s designated 5.875% Mandatory Convertible Preferred Stock, without par value and with an initial liquidation preference of $50.00 per share (the “ Mandatory Convertible Preferred Stock ”). The shares of Mandatory Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Mandatory Convertible Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Amended Articles of Incorporation of the Corporation, as amended from time to time (the “ Articles of Incorporation ”). Capitalized terms used herein but not defined shall have the meaning given them in the Articles of Incorporation. The Corporation shall provide a copy of the Articles of Incorporation to any Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Mandatory Convertible Preferred Stock set forth on the reverse hereof, and to the Articles of Incorporation, which select provisions and the Articles of Incorporation shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Articles of Incorporation and is entitled to the benefits thereunder.

Unless the Registrar has properly countersigned this certificate, these shares of Mandatory Convertible Preferred Stock shall not be entitled to any benefit under the Articles of Incorporation or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by [            ], the [            ] of the Corporation and by [            ], the [            ] of the Corporation, this [            ] of [            ] [            ].

THE GOODYEAR TIRE & RUBBER COMPANY

By:
Name:
Title:

By:
Name:
Title:

REGISTRAR’S COUNTERSIGNATURE

These are shares of Mandatory Convertible Preferred Stock referred to in the within-mentioned Articles of Incorporation.

Dated: [            ], [            ]

COMPUTERSHARE INVESTOR SERVICES, as Registrar,

By:
Name:
Title:

[FORM OF REVERSE OF CERTIFICATE FOR MANDATORY CONVERTIBLE PREFERRED STOCK]

Cumulative dividends on each share of Mandatory Convertible Preferred Stock shall be payable at the applicable rate provided in the Articles of Incorporation

The shares of Mandatory Convertible Preferred Stock shall be convertible in the manner and accordance with the terms set forth in the Articles of Incorporation.

The Corporation shall furnish without charge to each holder who so requests a summary of the terms of the Mandatory Convertible Preferred Stock as well as of the authority of the board of directors to determine variations for future series within a class of stock and the designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Corporation and the qualifications, limitations or restrictions of such preferences or rights.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Mandatory Convertible Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the shares of Mandatory Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature:
Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“ STAMP ”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Schedule I 1

The Goodyear Tire & Rubber Company

Global Preferred Share

5.875% Mandatory Convertible Preferred Stock

Certificate Number:

The number of shares of Mandatory Convertible Preferred Stock initially represented by this Global Preferred Share shall be             . Thereafter the Transfer Agent and Registrar shall note changes in the number of shares of Mandatory Convertible Preferred Stock evidenced by this Global Preferred Share in the table set forth below:

Amount of Decrease in Number of Shares Represented by this Global Preferred Share	Amount of Increase in Number of Shares Represented by this Global Preferred Share	Number of Shares Represented by this Global Preferred Share following Decrease or Increase	Signature of Authorized Officer of Transfer Agent and Registrar

1	Attach Schedule I only to Global Preferred Shares.

Form 540 Prescribed by: JON HUSTED Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: (877) SOS-FILE (767-3453) www.OhioSecretaryofState.gov Busserv@OhioSecretaryofState.gov

Makes checks payable to Ohio Secretary of State

Mail this form to one of the following:

Regular Filing (non expedite)

P.O. Box 1329

Columbus, OH 43216

Expedite Filing (Two-business day processing time requires an additional $100.00).

P.O. Box 1390

Columbus, OH 43216

Certificate of Amendment

(For-Profit, Domestic Corporation)

Filing Fee: $50

Check appropriate box:
Amendment to existing Articles of Incorporation (125-AMDS)

Amended and Restated Articles (122-AMAP) - The following articles supersede the existing articles and all amendments thereto.

Complete the following information:
Name of Corporation	The Goodyear Tire & Rubber Company

Charter Number	12127

Check one box below and provide information as required:

The articles are hereby amended by the Incorporators. Pursuant to Ohio Revised Code section 1701.70(A), incorporators may adopt an amendment to the articles by a writing signed by them if initial directors are not named in the articles or elected and before subscriptions to shares have been received.

The articles are hereby amended by the Directors. Pursuant to Ohio Revised Code section 1701.70 (A), directors may adopt amendments if initial directors were named in articles or elected, but subscriptions to shares have not been received. Also, Ohio Revised Code section 1701.70(B) sets forth additional cases in which directors may adopt an amendment to the articles.

The resolution was adopted pursuant to Ohio Revised Code section 1701.70(B) (In this space insert the number 1 through 10 to provide basis for adoption.)

The articles are hereby amended by the Shareholders pursuant to Ohio Revised Code section 1701.71.

The articles are hereby amended and restated pursuant to Ohio Revised Code section 1701.72.

Form 540	Page 1 of 2	Last Revised: 4/17/2014

A copy of the resolution of amendment is attached to this document.

Note: If amended articles were adopted, they must set forth all provisions required in original articles except that articles amended by directors or shareholders need not contain any statement with respect to initial stated capital. See Ohio Revised Code section 1701.04 for required provisions.

Required

Must be signed by all incorporators, if amended by incorporators, or an authorized officer if amended by directors or shareholders, pursuant to Ohio Revised Code section 1701.73(B) and (C).

If authorized representative is an individual, then they must sign in the “signature” box and print their name in the “Print Name” box.

If authorized representative is a business entity, not an individual, then please print the business name in the “signature” box, an authorized representative of the business entity must sign in the “By” box and print their name in the “Print Name” box.

/s/ David L. Bialosky
Signature

By (if applicable)
David L. Bialosky, Secretary
Print Name

Signature

By (if applicable)

Print Name

Form 540	Page 2 of 2	Last Revised: 4/17/2014

ATTACHMENT TO

CERTIFICATE OF AMENDMENT OF

THE GOODYEAR TIRE & RUBBER COMPANY

The following resolutions were approved and adopted at a meeting of the shareholders of The Goodyear Tire & Rubber Company, an Ohio for-profit corporation (the “Corporation”), duly called and held on April 13, 2015, at which meeting a quorum was at all times present, by the affirmative vote of the holders of shares entitled under the Amended Articles of Incorporation to exercise at least two-thirds of the voting power of the Corporation on such amendments:

RESOLVED, that The Goodyear Tire & Rubber Company (the “Corporation”) hereby adopts the following amendments to its Amended Articles of Incorporation and that the President, any Executive Vice President, any Senior Vice President, the Secretary or any Assistant Secretary of the Corporation are hereby authorized and directed to sign and file in the office of the Secretary of State of the State of Ohio a certificate containing a copy of the resolutions adopting the amendments and a statement of the manner of their adoption.

RESOLVED, that the Amended Articles of Incorporation are hereby amended by striking out in its entirety Article SEVENTH and substituting in lieu thereof the following:

SEVENTH: In order for a nominee to be elected a director of the Corporation in an uncontested election, the nominee must receive a greater number of votes cast “for” his or her election than “against” his or her election. In a contested election, the nominees receiving the greatest number of votes shall be elected, up to the number of directors to be elected. An election shall be considered contested if there are more nominees for election than director positions to be filled in that election.

RESOLVED, that the Amended Articles of Incorporation are hereby amended by adding a new Article EIGHTH and Article NINTH as follows:

EIGHTH: No holder of shares of the Corporation shall have the right to cumulate his or her voting power in the election of directors of the Corporation.

1

NINTH:

(a)	Notwithstanding any provision of the laws of the State of Ohio requiring the vote of the holders of a designated proportion (but less than all) of the voting power of the Corporation, the vote of such holders required to approve, adopt or authorize any Business Combination (as hereinafter defined), where any provision of the laws of the State of Ohio requires such a vote, shall be the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on the proposal, and the affirmative vote of the holders of shares of any particular class that is otherwise required by these Articles of Incorporation.

(b)	A Business Combination, for purposes of this Article Ninth, shall mean:

(i)	any merger or consolidation of the Corporation into or with any other person, corporation or entity; or

(ii)	any sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of the Corporation to or with any other corporation, person or entity.

2